                                                                  Execution Copy



                           ASSET PURCHASE AGREEMENT

                                    between

                                  BMAT, INC.

                                      and

                           UNITED STATES CAN COMPANY



                       _________________________________


                         DATED AS OF NOVEMBER 9, 1998

                       _________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
ARTICLE I

  CERTAIN DEFINITIONS..................................................     2


ARTICLE II

  PURCHASE AND SALE OF PURCHASED ASSETS................................    12
    2.1   Purchase and Sale of Purchased Assets........................    12
    2.2   Excluded Assets..............................................    14
    2.3   Assumption of Liabilities....................................    15
    2.4   Excluded Liabilities.........................................    15
    2.5   Purchase Price...............................................    15
    2.6   Escrow Agreement.............................................    16
    2.7   Purchase Price Adjustments...................................    16
    2.8   Allocation of the Purchase Price.............................    22
    2.9   Nonassignable Contracts......................................    22
    2.10  Purchased Assets Expense Apportionment.......................    23


ARTICLE III

  THE CLOSING..........................................................    24
    3.1   Time and Place of Closing....................................    24
    3.2   Deliveries by Seller.........................................    24
    3.3   Deliveries by Buyer..........................................    25


ARTICLE IV

  CONDITIONS TO SELLER'S OBLIGATIONS...................................    26
    4.1   Representations, Warranties and Covenants....................    26
    4.2   No Injunction................................................    27
    4.3   Hart-Scott-Rodino Act........................................    27
    4.4   Good Standing Certificates...................................    27
    4.5   Opinion of Counsel...........................................    27
    4.6   Certificates and Other Documents.............................    27


ARTICLE V

  CONDITIONS TO BUYER'S OBLIGATIONS....................................    27
    5.1   Representations, Warranties and Covenants....................    28

                                                                          Page
                                                                          ----
    5.2   Consents and Approvals.......................................    28
    5.3   Absence of Material Adverse Change...........................    28
    5.4   No Litigation................................................    28
    5.5   Opinion of Counsel...........................................    28
    5.6   Good Standing Certificates...................................    29
    5.7   Licenses and Permits.........................................    29
    5.8   ISRA Compliance..............................................    29
    5.9   Title Insurance and Survey...................................    29
    5.10  Non-Disturbance Agreement....................................    30
    5.11  Estoppel Letter..............................................    30
    5.12  Lien Searches................................................    30
    5.13  Certificates and Other Documents.............................    30


ARTICLE VI

  REPRESENTATIONS AND WARRANTIES OF SELLER.............................    31
    6.1   Due Incorporation, Etc.......................................    31
    6.2   Authorization, No Conflicts, Etc.............................    31
    6.3   Financial Statements.........................................    32
    6.4   Intracompany Services........................................    33
    6.5   Absence of Violations........................................    33
    6.6   Licenses and Permits.........................................    33
    6.7   Absence of Undisclosed Liabilities...........................    33
    6.8   No Material Adverse Change...................................    34
    6.9   Absence of Certain Developments..............................    34
    6.10  Customers and Suppliers......................................    35
    6.11  Insurance....................................................    35
    6.12  Assets.......................................................    36
    6.13  Material Contracts...........................................    36
    6.14  Real Properties..............................................    37
    6.15  Tangible Personal Property...................................    39
    6.16  Proprietary Rights...........................................    39
    6.17  Litigation...................................................    39
    6.18  Product Warranty.............................................    40
    6.19  Employment and Labor Matters.................................    40
    6.20  Employee Benefits............................................    41
    6.21  Environmental Protection.....................................    42
    6.22  Indebtedness.................................................    43
    6.23  Taxes........................................................    43
    6.24  Brokers......................................................    44
    6.25  Disclosure...................................................    44

                                                                          Page
                                                                          ----
    6.26  Year 2000....................................................    44


ARTICLE VII

  REPRESENTATIONS AND WARRANTIES OF BUYER..............................    44
    7.1   Corporate Organization and Power.............................    44
    7.2   Authorization; No Conflicts; Etc.............................    45
    7.3   Consents and Approvals.......................................    45
    7.4   Legal Proceedings............................................    45
    7.5   Brokers......................................................    45
    7.6   Disclosure...................................................    46
    7.7   Financing....................................................    46


ARTICLE VIII

  COVENANTS PRIOR TO CLOSING...........................................    46
    8.1   Affirmative Covenants of Seller..............................    46
    8.2   Negative Covenants of Seller.................................    47
    8.3   Access to Information........................................    48
    8.4   Exclusivity..................................................    49
    8.5   Consents and Further Actions.................................    49
    8.6   Hart-Scott-Rodino Act........................................    49


ARTICLE IX

  ADDITIONAL AGREEMENTS................................................    50
    9.1   Survival of Representations and Warranties...................    50
    9.2   General Indemnification......................................    51
    9.3   Environmental Indemnification................................    55
    9.4   Special Procedures Relating to Environmental Indemnification.    56
    9.5   Other Specific Indemnification for the Benefit of Buyer......    59
    9.6   Exclusive Remedy.............................................    62
    9.7   Liability for Certain Taxes..................................    63
    9.8   Noncompete Agreement.........................................    63
    9.9   Regulatory Compliance Cooperation............................    65
    9.10  Expenses.....................................................    66
    9.11  Confidentiality..............................................    66
    9.12  Signage......................................................    66
    9.13  Confidentiality Agreements...................................    67
    9.14  Further Transfers; Transition Assistance.....................    67

                                                                          Page
                                                                          ----
    9.15  License and Technical Assistance.............................    68
    9.16  Seller's Obligations With Respect To Illinois Site
            Remediation Program........................................    68
    9.17  U.S. Eagle Access............................................    71


ARTICLE X

  EMPLOYEE MATTERS.....................................................    71
    10.1  Employee and Related Matters.................................    71
    10.2  Liability for Certain Employee Benefits Matters..............    74
    10.3  Liability for Other Welfare Benefits.........................    75
    10.4  Assumption of Collective Bargaining Agreements...............    75
    10.5  Survival.....................................................    76


ARTICLE XI

  MISCELLANEOUS.......................................................     76
    11.1  Termination..................................................    76
    11.2  Amendment and Waiver.........................................    77
    11.3  Equitable Remedies...........................................    77
    11.4  Assignment...................................................    78
    11.5  Notices......................................................    78
    11.6  Public Announcements.........................................    80
    11.7  Entire Agreement.............................................    80
    11.8  Bulk Transfer Laws...........................................    80
    11.9  Counterparts.................................................    80
    11.10 Invalid Provisions...........................................    80
    11.11 Governing Law................................................    81
    11.12 Descriptive Headings; Interpretation.........................    81
    11.13 No Strict Construction.......................................    81
    11.14 No Third-Party Beneficiaries.................................    81
    11.15 Schedules....................................................    81
    11.16 DISCLAIMER OF WARRANTIES.....................................    82
    11.17 Limitation on Assignment of Indemnification Rights...........    82

                                 ASSET PURCHASE AGREEMENT
                                 ------------------------

          THIS ASSET PURCHASE AGREEMENT, dated as of November 9, 1998, is made and entered into by and between United States Can Company, a Delaware corporation ("Seller"), and BMAT, Inc., a Delaware corporation ("Buyer").
              ------                                             -----

          WHEREAS, Buyer desires to purchase, and Seller desires to sell, substantially all of the assets of the metal services operation of Seller, which are used in Seller's business of slitting and/or shearing steel coils and/or coating, lithographing and/or decorating metal sheets ("Materials Center
                                                        ----------------
Services") for, and selling Secondary Steel (as defined below) to, third party
--------
customers, including Seller's leasehold interest in plants located at 6880 Parkway, S.E., Brookfield, Ohio, and #6 Litho Road, Trenton, New Jersey (together, the "Leased Plants"), and Seller's plants located at 4100 W. 42nd
                -------------
Place, Chicago, Illinois (Casper), and 12701 S. Ridgeway Avenue, Alsip, Illinois (together, the "Owned Plants" and, together with the Leased Plants, the
                ------------
"Plants") (as further limited by the next recital, the "Business"), subject to
 ------                                                 --------
the terms and conditions set forth in this Agreement;

          WHEREAS, the parties understand and agree that the Business does not include (i) Materials Center Services that Seller or any of its Subsidiaries performs as an integrated part of Seller's and its Subsidiaries' metal container and other formed-product manufacturing and sales business (i.e., the production,
                                                           ----
marketing, distribution and sale of cans, canisters, containers, baskets, boxes, trays, crimped signs, crimped trading cards and other similar formed products),
(ii) the purchase and use of steel (including Secondary Steel) in the business described in clause (i) and the production, marketing, distribution and sale of the products described in clause (i) (including those which are composed of or contain Secondary Steel), (iii) Materials Center Services performed for Weirton Steel and Hunt-Wesson from Seller's Weirton, West Virginia, plant and for Desperate Enterprises from its Warren, Ohio, plant, (iv) Materials Center Services performed for third parties from Seller's Burns Harbor, Indiana; Commerce, California; Elgin, Illinois; Hubbard, Ohio; New Castle, Pennsylvania; Sparrows Point, Maryland; Tallapoosa, Georgia; Warren, Ohio; and Weirton, West Virginia facilities (together, the "Remaining U.S. Can Plants"), (v) Materials Center Services performed by Seller or any of its Subsidiaries at or from facilities in Europe, or (vi) the selling of Secondary Steel from facilities other than the Plants to third parties;

          WHEREAS, as an integral part of this Agreement, Seller will agree to certain noncompetition restrictions after the Closing in order to protect the goodwill of the Business being conveyed to Buyer;

          WHEREAS, at the Closing, Buyer and Seller will also enter into a supply agreement under which Seller may purchase, and Buyer may sell, certain Materials Center Services required by Seller.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

          As used in this Agreement, the following terms shall have the following designated meanings:

          "Accounting Firm" has the meaning set forth in Section 2.7(i).
           ---------------

          "Accounts Receivable" has the meaning set forth in Section 2.1(i).
           -------------------

          "Active Employees" has the meaning set forth in Section 10.1(a).
           ----------------

          "Adjustment Date" has the meaning set forth in Section 2.10.
           ---------------

          "Affiliate" of another Person shall mean any Person that directly, or
           ---------
indirectly through one or more intermediaries, controls or is controlled by or is under common control with such other Person.

          "Affiliated Group" means an affiliated group as defined in Section
           ----------------
1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which a Person is or has been a member.

          "Agreement" means this Asset Purchase Agreement, as amended from time
           ---------
to time in accordance with Section 11.2, including the Exhibits and Schedules attached hereto.

          "Applicable Rate" has the meaning set forth in Section 2.7(ii).
           ---------------

          "Assumed Contracts" has the meaning set forth in Section 2.1(vii).
           -----------------

          "Assumed Liabilities" has the meaning set forth in Section 2.3.
           -------------------

          "B/F Sales" means the performing of Materials Center Services and/or
           ---------
the provision of Secondary Steel by one of the Plants for or to one or more of the Remaining U.S. Can Plants.

          "Baseline Statement" means the working capital statement as of July
           ------------------
end 1998, attached hereto as Exhibit 2.7(i).

          "Baseline Statement Accruals" means the types of accruals that are
           ---------------------------
included in the Baseline Statement and described in Exhibit 2.7(i) attached hereto.

          "Business" has the meaning set forth in the first and second recitals,
           --------
except that, when the term "Business" is used with reference to any Predecessor Party or Parties in Section 2.4 and Articles VI, IX and X (and in defined terms insofar as they are used therein), the term shall mean the business of such Predecessor Party or Predecessor Parties of performing Material Center Services for itself or third parties and/or selling or providing Secondary Steel to itself or third parties, in any case at and from the Plants (and other properties and facilities purchased by Seller). For purposes of Sections 6.3, 6.4, 6.5, 6.7, 6.12, 6.13(a)(i) and (ii), 6.18, 6.20, 6.21, 6.23, 8.2, 8.3 and
9.5, "Business" when used with reference to Seller includes B/F Sales.

          "Business Employees" has the meaning set forth in Section 10.1(a).
           ------------------

          "Business Proprietary Rights" means all Proprietary Rights owned by,
           ---------------------------
issued to or used by Seller and used in the Business as presently conducted and as previously conducted at any time since September 1, 1997.

          "Buyer" has the meaning set forth in the Preamble.
           -----

          "Buyer Environmental Basket" has the meaning set forth in Section
           --------------------------
9.3(c).

          "Buyer Parties" has the meaning set forth in Section 9.2(a).
           -------------

          "BWAY Parent Guarantee" has the meaning set forth in Section 3.3(f).
           ---------------------

          "Casper GCIU CBA" has the meaning set forth in Section 10.2(a).
           ---------------

          "Casper USW CBA" has the meaning set forth in Section 10.2(a).
           --------------

          "CERCLA" has the meaning set forth in Section 6.21(e).
           ------

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Date" has the meaning set forth in Section 3.1.
           ------------

          "Closing Net Working Capital" means the Accounts Receivable and
           ---------------------------
Inventory included in the Purchased Assets minus the trade payables and accrued
                                           -----
vacation and sick pay with respect to 1998 and other accruals of the same types as the Baseline Statement Accruals included in the Assumed Liabilities.

          "Closing Statement" has the meaning set forth in Section 2.7(i).
           -----------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collective Bargaining Agreements" means:  (i) the agreement between
           --------------------------------
U.S. Can Chicago Litho and Chicago Local 458-3M of the Graphic Communications International Union ("GCIU"), dated May 1, 1998 through April 30, 2002
                      ----
(including Agreement for Screening for Abuse of Alcohol, Illegal Drugs and Controlled Substances); (ii) the agreement between U.S. Can Company Chicago Metal Services and United Steel Workers of America ("USWA"), Local Union 3911-11
                                                     ----
dated March 21, 1997 through March 21, 2001 (including Agreement for Screening for Abuse of Alcohol, Illegal Drugs and Controlled Substances); and (iii) the agreement between U.S. Can Company-Trenton Litho Center and GCIU Local 14-M, dated April 1, 1998 through March 31, 2001.

          "Confidentiality Agreement" means that certain confidentiality
           -------------------------
agreement, dated as of August 21, 1998, by and between BWAY Corporation and Seller.

          "Controlled Subsidiary" of a Person means any Subsidiary of such
           ---------------------
Person of which 75% or more of the voting Equity Interests and 75% or more of the Equity Interests is owned, directly or indirectly, by such Person.

          "Covered Union Employees" has the meaning set forth in Section
           -----------------------
10.2(a).

          "Environmental Laws" shall mean all federal, state, local and foreign
           ------------------
statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as in effect on or prior to the Closing Date.

          "Environmental Matters" shall mean (i) any liabilities (contingent or
           ---------------------
otherwise and including liability for governmental fines or penalties) arising out of any violation of any Environmental Law occurring before the Closing Date in connection with the Plants, the Real Property, the Business (whether conducted by Seller or any Predecessor Party or Parties) or the past or current properties or facilities of Seller used in the Business; or (ii) any liabilities (contingent or otherwise and including liability for personal injury, property damage or natural resource damage and any liability pursuant to CERCLA or any analogous state law) or investigatory, corrective or remedial obligations (whether or not relating to a violation of any Environmental Law) arising pursuant to Environmental Laws to the extent, and in the proportion, arising from the transportation, disposal, arrangement for disposal or release or threatened release into the environment of any Hazardous Material, in connection with the Real Property, the Plants, the Business (whether conducted by Seller or any Predecessor Party or Parties) or the past or present properties or facilities of Seller used in the Business, prior to the Closing Date.

          "Environmental Representations" means each representation and warranty
           -----------------------------
in Section 6.21 and in the Known Environmental Matters Schedule, the Off-site
                           ------------------------------------      --------
Disposal Environmental Matters Schedule and the Environmental Compliance
---------------------------------------         ------------------------
Schedule and each other representation and warranty of Seller herein, or in any
--------
Schedule hereto or in any of the certificates furnished to Buyer by Seller pursuant to this Agreement, to the extent that it relates to Environmental Laws or Environmental Matters.

          "Equitable Manner" has the meaning set forth in Section 2.10.
           ----------------

          "Equity Interests" means the capital stock, partnership interests,
           ----------------
membership interests or other equity interests of a Person.

          "ERISA" has the meaning set forth in Section 6.20(a).
           -----

          "ERISA Affiliate Plan" has the meaning set forth in Section 10.1(b).
           --------------------

          "Escrow Account"means the account established by the Escrow Agent
           --------------
pursuant to the terms of the Escrow Agreement to hold the Escrow Amount.

          "Escrow Agent" has the meaning given to such term in the Escrow
           ------------
Agreement.

          "Escrow Agreement" has the meaning set forth in Section 3.2(j).
           ----------------

          "Escrow Amount" means $3,000,000.
           -------------

          "Escrow Funds" has the meaning given to such term in the Escrow
           ------------
Agreement.

          "Estoppel and Consent Agreement" has the meaning set forth in Section
           ------------------------------
5.11.

          "Excluded Assets" has the meaning set forth in Section 2.2.
           ---------------

          "Excluded Liabilities" has the meaning set forth in Section 2.4.
           --------------------

          "GAAP" means generally accepted accounting principles in the United
           ----
States as in effect on the date hereof, consistently applied.

          "GCIU Pension Fund" has the meaning set forth in Section 10.2(a).
           -----------------

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust
           ---------------------
Improvements Act of 1976, as amended.

          "Hazardous Materials" means any hazardous or toxic chemical, element,
           -------------------
material, waste, byproduct, pollutant, contaminant, compound, product or substance, including petroleum products or byproducts, asbestos, polychlorinated biphenyl, and radiation.


          "Improvements" has the meaning set forth in Section 6.14(e).
           ------------

          "Inactive Employees" has the meaning set forth in Section 10.1(a).
           ------------------

          "Indemnitor" has the meaning set forth in Section 9.2(d).
           ----------

          "Indemnitee" has the meaning set forth in Section 9.2(d).
           ----------

          "Inventory" has the meaning set forth in Section 2.1(ii).
           ---------

          "ISRA" means the New Jersey Industrial Site Recovery Act.
           ----

          "Knowledge", "Know", "Aware" and words of similar import (whether or
           ---------    ----    -----
not any such term or word is capitalized), when used with respect to Seller, shall mean the knowledge (after due inquiry (which shall, in any case, include inquiry of, where appropriate, the Plant managers and, where appropriate, the sales managers and, with respect to MIS issues, Hank Veith)) of Paul Jones (Chairman and Chief Executive Officer), John Workman (Executive Vice President and Chief Financial Officer), Frank Galvin (Executive Vice President, Operations), Roger B. Farley (Senior Vice President, Human Resources), William Adams (former Vice President of the Business and consultant), Steven K. Sims (Vice President and General Counsel), Jack McGowan (Vice President and Controller), Peter Andres (Vice President and Treasurer), Anthony Bonadonna (former Vice President, Human Resources) and Alan Gans (Environmental Manager).

          "Known Environmental Matters" shall mean any Environmental Matters
           ---------------------------
with respect to the Plants, the Real Property, Seller's or any Predecessor Party's or Parties' operation of the Business prior to the Closing Date, or the past or current properties or facilities of Seller used in the Business, in each case to the extent arising out of facts, events or conditions which are known to Seller to be Environmental Matters as of the Closing or which would (if Seller obtained legal advice (but did not obtain any further engineering or environmental inspection or analysis) as to such facts, events or conditions) be known to Seller to be Environmental Matters as of the Closing, including all matters set forth on the Known Environmental Matters Schedule attached hereto;
                         ------------------------------------
provided that Known Environmental Matters shall not include any Environmental
--------
Matters with respect to the Subject Areas which are not Known Environmental Matters by virtue of application of Section 9.16(g) hereof.

          "Latest Statement" has the meaning set forth in Section 6.3(i).
           ----------------

          "Leased Plants" has the meaning set forth in the first recital.
           -------------

          "Leased Plant Leases" has the meaning set forth in Section 2.1(iv).
           -------------------

          "Leased Real Property" has the meaning set forth in Section 2.1(iv).
           --------------------

          "Losses" has the meaning set forth in Section 9.2(a).
           ------

          "Materials Center Services" has the meaning set forth in the first
           -------------------------
recital.

          "Multiemployer Plans" has the meaning set forth in Section 6.20(a).
           -------------------

          "Non-Competition Period" has the meaning set forth in Section 9.8(a).
           ----------------------

          "Notice of Disagreement" has the meaning set forth in Section 2.7(i).
           ----------------------

          "Off-Site Disposal Environmental Matters" shall mean any Environmental
           ---------------------------------------
Matters arising from the off-site treatment, off-site storage, off-site disposal or other off-site management of hazardous materials, substances or wastes generated by Seller or any Predecessor Party in connection with Seller's or any Predecessor Party's or Parties' operation of the Business prior to the Closing Date and actively transported (as opposed to migrating) from the Real Estate, one of the Plants or other past or current properties or facilities of Seller used in the Business prior to the Closing Date, including all Environmental Matters set forth on the Off-Site Disposal Environmental Matters Schedule.

          "Other Site Environmental Matters" shall mean any Environmental
           --------------------------------
Matters arising out of or relating to any real properties owned or operated by Seller other than the Real Property.

          "Owned Plants" has the meaning set forth in the first recital.
           ------------

          "Owned Real Property" has the meaning set forth in Section 2.1(iii).
           -------------------

          "Parent" means, in the case of Seller, U.S. Can Corporation, a
           ------
Delaware corporation.

          "Permitted Encumbrances" shall mean (i) those items set forth on the
          -----------------------
Permitted Encumbrances Schedule attached hereto; (ii) statutory liens for taxes,
-------------------------------
assessments or other governmental charges related to the Purchased Assets which are not due and payable as of the Closing Date; (iii) other than the mechanics lien of W.E. Carlson Corp. recorded August 13, 1996 as document number 96616318 in the amount of $31,634.44 on the Real Property located in Alsip, Illinois, liens of mechanics, materialmen, carriers, workers, repairmen, warehousemen, and landlords and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Business; (iv) zoning, entitlement, building and other land use regulations imposed by governmental authorities having jurisdiction over the Real Property which are not violated in any material respect by the current use and operation of the Real Property; (v) as to the Leased Real Property only, matters which would be disclosed by an accurate survey (if Buyer has not obtained such survey prior to the date hereof) and (vi) covenants, conditions, restrictions, easements, roads and highways (if any), party wall rights and agreements (if any), building lines, railroad rights of way, switch and spur tracks and agreements relating thereto, existing encroachments, and other similar matters affecting title to the Purchased Assets which do not materially impair the occupancy or use of the Purchased Assets for the purposes for which they are currently used in connection with the Business.

          "Person" means any natural person, corporation, general partnership,
           ------
limited partnership, limited liability company, union, association, court, agency, government, tribunal, instrumentality, or other entity or authority.

          "Personal Property" has the meaning set forth in Section 2.1(v).
           -----------------

          "Plants" has the meaning set forth in the first recital.
           ------

          "Predecessor Party" means any Person who owned and operated the
           -----------------
Business (or any material portion thereof) at any Plant prior to Seller.

          "Primary Inventory" has the meaning set forth in Section 2.7(iv).
           -----------------

          "Primary Make-up Amount" has the meaning set forth in Section 2.7(iv).
           ----------------------

          "Primary Make-up Date" has the meaning set forth in Section 2.7(iv).
           --------------------

          "Prime Steel" has the meaning given to such term in the U.S. steel
           -----------
industry.

          "Principal Management" means the authority to principally direct the
           --------------------
handling of the subject matter of an Environmental Matter or any other matter arising under an Environmental Law or in connection with a breach of an Environmental Representation, including selection of consultants, contractors, experts and advisors; evaluation, selection and implementation of remedial measures; and negotiations with or challenges to any governmental body and third parties.

          "Proprietary Rights" means all of the following:  patents, patent
           ------------------
applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, extension or reexamination thereof; trademarks, service marks and trade dress, together with all goodwill associated therewith, and all translations, adaptations, derivations and combinations of the foregoing (and all logos related to the foregoing); copyrights and copyrighted works; and all registrations, applications and renewals for any of the foregoing; trade secrets and confidential and proprietary information, including ideas, compositions, know-how, related processes and techniques, research and development information, drawings, specifications, designs, plans, proposals and technical data and manuals (in each case relating to products currently in production as well as products under development); computer software (including data and related documentation); together with all books, records, drawings or other indicia exclusively related thereto, however evidenced.

          "Prorated Amounts" has the meaning set forth in Section 2.10.
           ----------------

          "Purchased Assets" has the meaning set forth in Section 2.1.
           ----------------

          "Purchase Price" has the meaning set forth in Section 2.5, as adjusted
           --------------
pursuant to Section 2.7 hereof and Article IX.

          "Real Property" has the meaning set forth in Section 2.1(iv).
           -------------

          "Remaining Accounts Receivable" has the meaning set forth in Section
           -----------------------------
2.7(iv).

          "Remaining Primary Inventory" has the meaning set forth in Section
           ---------------------------
2.7(iv).

          "Remaining Secondary Inventory" has the meaning set forth in Section
           -----------------------------
2.7(v).

          "Remaining U.S. Can Plants" has the meaning set forth in the second
           -------------------------
recital.

          "Restricted Business" means the business of (i) performing any
           -------------------
Materials Center Services for any Person and/or (ii) selling any Secondary Steel to any Person.

          "Restricted Persons" has the meaning set forth in Section 9.8(d).
           ------------------

          "Restrictive Covenants" has the meaning set forth in Section 9.8(b).
           ---------------------

          "Retained Proprietary Rights" has the meaning set forth in Section
           ---------------------------
9.15.

          "RPI" has the meaning set forth in Section 2.7(i).
           ---

          "Secondary Inventory" has the meaning set forth in Section 2.7(v).
           -------------------

          "Secondary Make-up Amount" has the meaning set forth in Section
           ------------------------
2.7(v).

          "Secondary Make-up Date" has the meaning set forth in Section 2.7(v).
           ----------------------

          "Secondary Steel" means steel referred to in the steel industry as
           ---------------
Reel 1, Reel 2 and pup-coils of steel and all grades of steel below such grades.

          "Seller" has the meaning set forth in the Preamble .
           ------

          "Seller Employee Benefit Plans" has the meaning set forth in Section
           -----------------------------
6.20(a).

          "Seller Environmental Increment" has the meaning set forth in Section
           ------------------------------
9.3(c).

          "Seller Group" means (i) Seller, (ii) Seller's Parent, (iii) any
           ------------
Person that directly or indirectly owns 75% or more of the voting Equity Interests of Seller's Parent, (iv) any Person that directly or indirectly owns 75% or more of the voting Equity Interests of Seller and (v) any direct or indirect Controlled Subsidiary of any Person described in clause (i), (ii),
(iii) or (iv).

          "Seller Parties" has the meaning set forth in Section 9.2(b).
           --------------

          "Seller's Accounting Policies" means Seller's accounting practices and
           ----------------------------
policies applied on a basis consistent with the preparation of the Baseline Statement, as set forth and described in reasonable detail on the Accounting
                                                                  ----------
Policies Schedule attached hereto.
-----------------

          "Seller's Pension Plan" has the meaning set forth in Section 10.2(a).
           ---------------------

          "Seller's Savings Plans" means the United States Can Company Salaried
           ----------------------
Employees' Savings and Retirement Accumulation Plan and the United States Can Company Savings Plan for Hourly Employees' Retirement.

          "Subject Area" has the meaning set forth in Section 9.16(a).
           ------------

          "Subsidiary" of a Person means any entity of which either more than
           ----------
50% of the voting Equity Interests is controlled, directly or indirectly, by such Person or more than 50% of the members of the board of directors or similar governing body are appointed, directly or indirectly, by such Person.

          "Supply Agreement" has the meaning set forth in Section 3.2(h).
           ----------------

          "Survey" has the meaning set forth in Section 5.9(b).
           ------

          "SWDA" has the meaning set forth in Section 6.21(e).
           ----

          "TACO" means the Tiered Approach to Corrective Action Objectives
           ----
regulations set forth at 35 Illinois Administrative Code Part 7420.

          "Target Net Working Capital" means $21,837,000 (it being understood
           --------------------------
that the Target Net Working Capital was calculated without reflecting any reserves for slow-moving, obsolete, damaged or "HFI" Inventory or any allowances for doubtful Accounts Receivable, but does include certain Plant-level reserves determined in accordance with Seller's Accounting Policies).

          "Tax" shall mean any (A) federal, state, local or foreign income,
           ---
gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, payroll, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not; (B) liability of a Person for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability of a Person for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person.

          "Tax Returns" means returns, declarations, reports, claims for refund,
           -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of a Person or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Title Commitments" has the meaning set forth in Section 5.9(a).
           -----------------

          "Title Insurer" has the meaning set forth in Section 5.9(a).
           -------------

          "Title Policies" has the meaning set forth in Section 5.9(a).
           --------------

          "Transaction Agreement" has the meaning set forth in Section 6.2.
           ---------------------

          "Transferred Asset" has the meaning set forth in Section 9.6.
           -----------------

          "Transferred Employees" has the meaning set forth in Section 10.1(a).
           ---------------------

          "Transition Services Agreement" has the meaning set forth in Section
           -----------------------------
3.2(g).

          "Unknown Environmental Matters" shall mean any Environmental Matters
           -----------------------------
with respect to Real Property, the Plants or the Business (whether as operated by Seller or any Predecessor Party) other than the Known Environmental Matters, Off-Site Disposal Environmental Matters and Other Site Environmental Matters, except to the extent such Environmental Matters arise out of or relate to facts, events or conditions caused by the operation of the Business, or the ownership, operation or use of the Plants or other Purchased Assets, or other facts, events or conditions occurring on or after the Closing Date.

          "U.S. Can Parent Guaranty" has the meaning set forth in Section
           ------------------------
3.2(i).

          "U.S. Can Product Business" means Seller's and its Affiliates' metal
           -------------------------
container and other formed-product manufacturing and sales business as now or hereafter conducted (i.e., the production, marketing, distribution and sale of cans, canisters, containers, baskets, boxes, trays, crimped signs, crimped trading cards and other formed products).

          "WARN" has the meaning set forth in Section 6.19(c).
           ----

          "WARN Obligations" has the meaning set forth in Section 6.19(c).
           ----------------


                                 ARTICLE II

                     PURCHASE AND SALE OF PURCHASED ASSETS

          2.1  Purchase and Sale of Purchased Assets.  In exchange for the
               -------------------------------------
consideration specified in Sections 2.3 and 2.5, and upon the terms and subject to the conditions provided for in this Agreement, on the Closing Date, Buyer shall purchase from Seller and Seller shall sell, transfer, assign, convey and deliver to Buyer, all of Seller's right, title and interest in and to all properties, assets and rights of any kind (whether tangible or intangible, real or personal) that are owned, held or leased by Seller and are (i) primarily used in or held primarily for use in the Business or (ii) located on the premises of the Plants (other than, in each case, the Excluded Assets) (collectively, the "Purchased Assets"), free and clear of all liens, charges, encumbrances and
-----------------
restrictions (other than Permitted Encumbrances) including all of Seller's right, title and interest in and to:

               (i) all accounts receivable and notes receivable to the extent relating to the Business (the "Accounts Receivable"), prepayments and
                                    -------------------
     prepaid expenses to the extent relating to the Business (other than those related to Excluded Assets or Excluded Liabilities), employee advances (to the extent relating to Transferred Employees), security deposits under the Leased Plant Leases, cash deposits made in connection with the Business and other current assets (other than cash, bank deposits, marketable securities and similar investments that are not held at the Plants) to the extent relating to the Business;

               (ii) all finished goods, raw materials (including Prime Steel and Secondary Steel and coating and ink inventories), packaging materials, work-in-process and consigned goods (including warehoused inventories and inventories covered by purchase orders), located at a Plant or otherwise of the Business (collectively, the "Inventory");
                                      ---------

               (iii) the real property described on the attached Owned Real
                                                                 ----------
     Property Schedule at the Owned Plants, together with all buildings,
     -----------------
     fixtures, improvements and systems located thereon and all easements, privileges, rights, rights-of-way, hereditaments and other appurtenants thereto (collectively, the "Owned Real Property");
                                 -------------------

               (iv) the leases, subleases, licenses, concessions or other agreements for the Leased Plants, including all amendments, extensions, renewals and other documents with respect thereto, as set forth on the attached Leased Real Property Schedule (the "Leased Plant Leases"),
              -----------------------------       -------------------
     pursuant to which Seller uses or occupies the real property, buildings, leasehold improvements and fixtures at the Leased Plants along with all of Seller's right, title or interest in and to appurtenant rights, easements, and privileges appertaining or relating thereto leased to Seller pursuant to the Leased Plant Leases (collectively, the "Leased Real Property") (the
                                                    --------------------

     Owned Real Property and Leased Real Property are referred to collectively herein as the "Real Property");
                    -------------

               (v) all machinery, equipment (including all testing equipment and office equipment), tooling, parts, molds, components, dies, fixtures, trade fixtures, graphic art work and press plates, in each case used primarily in the Business or located at a Plant and, to the extent located at a Plant or owned or leased by Seller and held by a Transferred Employee, all furniture and computers (together with the property described in (vi) and (ix) below, the "Personal Property") (and rights to use software used on such
          -----------------
     computers);

               (vi) all automobiles, trucks, forklifts, cranes and other vehicles, in each case used primarily in the Business or located at a Plant, and, to the extent owned by Seller, all related certificates of title properly endorsed by Seller to Buyer;

               (vii) subject to Section 2.9, all of the contracts, licenses, leases and other agreements listed on the attached Assumed Contracts
                                                        -----------------
     Schedule, all warranties and guaranties from the manufacturer or seller of
     --------
     the Personal Property (or the software used thereon) and of the raw materials included in or used to produce the Inventory and all executory contracts or purchase and sales orders entered into in the ordinary course of the Business with third parties (provided that any outstanding purchase and sale orders for B/F Sales or otherwise between or among Seller or its Affiliates will only be assigned to and assumed by Buyer to the extent listed on the attached Assumed Contracts Schedule) (collectively, the
                            --------------------------
     "Assumed Contracts") and the proceeds received by Seller after December 31,
     ------------------
     1997 under any insurance policies held by Seller for casualty losses to the extent relating to the Plants or the Personal Property incurred prior to the Closing Date and not used to repair or replace the property that was the subject of such casualty claim;

               (viii) all Business Proprietary Rights related exclusively to the Business along with all rights to unpaid income, royalties, damages and payments thereunder that are due or payable as of the Closing Date or thereafter (including but not limited to damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world);

               (ix) all office supplies, production supplies and other supplies, spare parts, other miscellaneous supplies and other tangible personal property of any kind located at the Plants;

               (x) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind to the extent relating to the Purchased Assets or the Business (other than those related to Excluded Assets);

               (xi) the right to receive and retain mail and other communications at the Plants or with respect to the Business and all telephone, telex and telecopy numbers used at the Plants or by Transferred Employees in connection with the Business and all Internet domains used exclusively in the Business;

               (xii) all lists, records and other information pertaining to Accounts Receivable and Transferred Employees; all referral sources to the extent related to the Business; all lists and records pertaining to suppliers and customers to the extent related to the Business; and all studies, plans, books, ledgers, files and business records of every kind to the extent related to the Business (including all financial, business and marketing plans and information, but excluding, in any case, information and files with respect to the actual price paid by Seller for Prime Steel and records generated by Alltrista relating to the period prior to the date on which Seller acquired the Business (which records shall be removed from the Plants by Seller within 21 days after the Closing Date)); in each case whether evidenced in writing, electronic data (including by computer) or otherwise and in each case to the extent segregatable from those not related to the Business (with it being understood that to the extent that any of the foregoing is not readily segregated from those of Seller that do not relate to the Business, Seller shall provide, at its sole cost and expense, legible, complete and usable good copies thereof to Buyer);

               (xiii) all advertising, marketing and promotional materials and other printed or written materials used primarily in the Business;

               (xiv) to the extent transferable, all permits, licenses, certifications, authorizations and approvals used primarily in the operations of any Plant or relating primarily to the Business from all permitting, licensing, accrediting and certifying agencies (including all of the foregoing listed or described on the attached Licenses and Permits
                                                          --------------------
     Schedule, except as otherwise provided in the Licenses and Permits
     --------                                      --------------------
     Schedule), and any rights of Seller to all data and records with respect to the foregoing held by such agencies;

               (xv) all goodwill of the Business as a going concern; and

               (xvi) all other properties, assets and rights owned by Seller as of the Closing Date, or in which Seller has an interest, and which are primarily related to or used primarily in the Business or which are located at the Plants, and which are not otherwise Excluded Assets.

          2.2   Excluded Assets.  Notwithstanding the foregoing, the following
                ---------------
properties, assets and rights (the "Excluded Assets") are expressly excluded
                                    ---------------
from the purchase and sale contemplated hereby and, as such, are not included in the Purchased Assets:

               (i) all cash, bank deposits, marketable securities and other similar investments (other than petty cash held at a Plant);

               (ii) title to consigned goods Inventory;

               (iii) claims for and rights to receive Tax refunds arising from the conduct of the Business in taxable periods preceding or ending on the Closing Date, and Tax Returns relating to the Business and any notes, worksheets, files or documents relating thereto;

               (iv) Seller's rights under or pursuant to this Agreement, the other Transaction Agreements, and the Schedules and Exhibits attached hereto and thereto;

               (v) all other rights, assets and properties of Seller not used in the Business; and

               (vi) all assets, properties and rights listed or described on the attached Excluded Assets Schedule, whether or not used in or relating to
              ------------------------
     the Business.

          2.3  Assumption of Liabilities.  As additional consideration for
               -------------------------
the Purchased Assets, Buyer shall assume as of the Closing only the following liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):
                                                          -------------------
(i) trade payables to third parties to the extent relating to the Business that are incurred in the ordinary course of business (but only to the extent of the amount that is or will be set forth with respect to such payables on the Closing Statement); (ii) accrued vacation and sick pay relating to 1998 for Transferred Employees and other ordinary course accruals of the same types as the Baseline Statement Accruals (but only to the extent of the amount that is or will be set forth with respect to each such particular accrual on the Closing Statement); and (iii) Seller's liabilities and obligations under the Assumed Contracts and Leased Plant Leases (but, in each case, excluding any liabilities and obligations to the extent relating to pre-Closing periods (except to the extent specifically included in clause (i) or (ii) above) and liabilities or obligations for breaches thereof prior to, or caused by, the Closing).

          2.4  Excluded Liabilities.  Notwithstanding anything to the
               --------------------
contrary in this Agreement, other than the Assumed Liabilities and except with respect to Environmental Laws and Environmental Matters (liability for which is governed by Section 9.3 hereof), Buyer shall not assume or in any way become liable for any debts, liabilities or obligations of Seller or any Predecessor Parties with respect to the Business or the Purchased Assets of any nature whatsoever, or for any of Seller's other debts, liabilities or obligations of any nature whatsoever and whether or not relating to the Business, whether absolute, contingent or otherwise, whether known or unknown, whether due or to become due and regardless of whether such liability or obligation was disclosed to Buyer (on the Schedules or Exhibits attached hereto or otherwise), and regardless of when or by whom asserted (the "Excluded Liabilities"). Seller
                                             --------------------
hereby acknowledges that it is retaining all of its liabilities and obligations that are Excluded Liabilities.

          2.5  Purchase Price.  The purchase price (the "Purchase Price") for
               --------------                            --------------
the Purchased Assets shall be equal to:

               (i) $31,000,000 payable in cash at the Closing ($3,000,000 of which shall be delivered to the Escrow Agent to be held in the Escrow Account pursuant to the terms of the Escrow Agreement); plus
                                                             ----

               (ii) the amount (if any) by which the Closing Net Working Capital exceeds the Target Net Working Capital; minus
                                             -----

               (iii) the amount (if any) by which the Target Net Working Capital exceeds the Closing Net Working Capital.

          2.6   Escrow Agreement.  At the Closing, Buyer shall deliver the
                ----------------
Escrow Amount to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement. The Escrow Funds shall be available as a non-exclusive source of funds to satisfy any amounts owing from Seller to Buyer pursuant to Sections 2.7(iv) and (v) of this Agreement. The portion (if any) of the Escrow Funds remaining upon termination of the Escrow Agreement shall be paid to Seller in accordance with the terms thereof.

          2.7   Purchase Price Adjustments.
                --------------------------

                    (i) Within 75 days following the Closing Date, Buyer shall prepare and deliver to Seller a statement (in its final and binding form, the "Closing Statement") setting forth the Closing Net Working
                -----------------
     Capital as of the opening of business on the Closing Date.  Each item or category in the Closing Statement, and the accruals and reserves with respect thereto, shall be determined consistent with Seller's Accounting Policies to the extent such policies are in accordance with GAAP (and, to the extent Seller's Accounting Policies are not in accordance with GAAP, then in accordance with GAAP), except as follows:  (A) all Prime Steel included in the Inventory shall be valued at 51% off the U.S.X. 1998 list price; (B) all Secondary Steel included in the Inventory shall be valued at the book value thereof (determined in accordance with Seller's Accounting Policies; it being understood that no "mark-to-market" valuation shall be used in valuing Secondary Steel except as Seller may have done in the past using
     Seller's Accounting Policies); (C) the Closing Statement shall not include any allowances or reserves for slow-moving, obsolete, damaged or "HFI" Inventory, whether or not such reserves should be established under GAAP; (D) the book value attributed to the "repair parts"
     Inventory ("RPI") reflected on the Closing Statement shall be $200,000
                 ---
     (even though Buyer shall nonetheless acquire all of such "repair parts" Inventory); and (E) the Closing Statement shall not include allowances or reserves for doubtful Accounts Receivable, whether or not such allowances or reserves should be established under GAAP. In connection with the preparation of the Closing Statement, Buyer and Seller shall jointly take and prepare a physical count of the Inventory on the weekend immediately preceding the Closing Date
     (except that such physical count of the Inventory at the Brookfield,

     Ohio Plant, shall occur on the weekend immediately preceding  November
     2). Buyer shall engage Deloitte & Touche, at Buyer's sole cost and expense, and Seller shall engage Arthur Andersen LLP, at Seller's sole cost and expense, to observe the physical count of the Inventory. Seller shall give Buyer reasonable access to any books and records in its possession or control with respect to the Closing Net Working Capital and Seller shall reasonably cooperate with Buyer in connection with the preparation of the Closing Statement (including by generating at Seller's sole cost and expense reports with respect to Accounts Receivable and trade payables as of the opening of business on the Closing Date and providing reasonable access to files and data relating thereto (it being understood that Seller's provision of such information is necessary for Buyer to prepare the Closing Statement). During the 45-day period immediately following Seller's receipt of the Closing Statement, Seller and its representatives and agents shall be permitted to review Buyer's books and records and Buyer's working papers related to Buyer's preparation of the Closing Statement and determination of the Closing Net Working Capital and Deloitte and Touche's supporting detail for the draft audit report of the statement of net assets of the Business. The Closing Statement shall become final and binding upon the parties 45 days following Seller's receipt thereof, unless Seller gives written notice of its disagreement ("Notice of Disagreement") to Buyer prior to such date. Any Notice of
       ------------------------
     Disagreement shall specify in reasonable detail the nature and the dollar amount of any disagreement so asserted. If a timely Notice of Disagreement is received by Buyer, then the Closing Statement (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date the parties hereto resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (y) the date all matters in dispute which have not been resolved by the parties are finally resolved in writing by the Accounting Firm.
     During the 45 days following delivery of a Notice of Disagreement, Buyer and Seller shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, Buyer shall be permitted to review Seller's books and records and Seller's working papers relating to the Notice of Disagreement. At the end of such 45-day period, Buyer and Seller shall submit to Ernst & Young (or another mutually satisfactory independent "big-five" accounting firm) (the "Accounting Firm") for review and resolution all matters which remain
      ----------------
     in dispute which were included in the Notice of Disagreement, and the Accounting Firm shall make a final determination of the Closing Net Working Capital in accordance with the guidelines and procedures set forth in this Agreement. The Closing Statement shall become final and binding on the parties on the date the Accounting Firm delivers its final resolution in writing to the parties (which final resolution shall be delivered not more than 45 days following submission of such disputed matters to the Accounting Firm). The fees and expenses of the Accounting Firm shall be shared equally by Buyer and Seller.

               (ii) If the Target Net Working Capital is greater than the Closing Net Working Capital, Seller shall, and if the Closing Net Working Capital is greater than the Target Net Working Capital, Buyer shall, within three business days after the Closing Statement becomes final and binding on the parties, make payment by wire transfer to the other party in immediately available funds of the amount of such difference, together with interest thereon at a rate per annum equal to the prime rate of interest announced from time to time by Bankers Trust Company plus one percent (1%) (the "Applicable Rate"), calculated on the basis of the actual number of
           ---------------
     days elapsed over 365, from the Closing Date to the date of payment.

               (iii) From and after the Closing (including after the Primary Make-up Date with respect to Accounts Receivable that are not assigned to Seller pursuant to Section 2.7(iv)), Buyer shall use commercially reasonable efforts in connection with Buyer's operation of the Business on an on-going basis to collect the Accounts Receivable (and shall not transfer Accounts Receivable that are to be resold to Seller pursuant to
     Section 2.7(iv) below or release or compromise any Accounts Receivable (other than reasonable compromises of Accounts Receivable with respect to defective or out-of-specification products produced prior to the Closing
     Date) without Seller's written consent, which consent shall not be unreasonably withheld) and sell or use the Inventory included in the Purchased Assets. Prior to the use or sale of the Inventory by Buyer, Buyer shall preserve and protect the Inventory using the same standard of care it uses with respect to its other inventory of similar type.

               (iv) By the 100th day after the Closing Date, Buyer shall prepare and deliver to Seller a statement setting forth the Primary Make-up Amount as of the 90th day after the Closing (the "Primary Make-up Date"). The
                                                --------------------
     "Primary Make-up Amount" shall be an amount equal to the sum of (i) the
     -----------------------
     book value (as reflected in the Closing Statement) of all Accounts Receivable included in the Purchased Assets that have not been collected by the Primary Make-up Date (the "Remaining Accounts Receivable"), plus (ii)
                                    -----------------------------    ----
     the amount (not less than zero) equal to (A) the book value (as reflected in the Closing Statement) of all Inventory (other than Secondary Steel, RPI and coatings and inks, but including all work-in-process or finished goods included in the Purchased Assets not made from Secondary Steel) included in the Purchased Assets ("Primary Inventory") which remains in Buyer's
                            -----------------
     Inventory on the Primary Make-Up Date and (I) for which a purchase order has not been issued, (II) which has not been converted post-Closing from raw materials into work in progress or finished goods or from work in progress to finished goods, and (III) which has not been otherwise used by Buyer (the "Remaining Primary Inventory"), less (B) a reasonable allowance
                 ---------------------------    ----
     for any Remaining Primary Inventory that was damaged following the Closing as a result of Buyer's demonstrable failure to conform to the standard of care with respect to the preservation and protection of Inventory described in Section 2.7(iii). During the 30-day period immediately following Seller's receipt of the statement of the Primary Make-up Amount, Seller and its representatives and agents shall be permitted to inspect the Remaining Primary Inventory and to review Buyer's books and records and working papers related to Buyer's determination of the Primary Make-up Amount. Buyer's determination of the Primary Make-up Amount shall become final and binding upon the parties 30 days following Seller's receipt thereof, unless Seller gives a Notice of Disagreement to Buyer prior to such date (which Notice of Disagreement may not be based on or include a claim that Buyer failed to use commercially reasonable efforts to collect the Accounts Receivables or to sell or use the Inventory, it being understood that (i) payment of the Primary Make-up Amount may not be withheld, offset or delayed on the basis of any such claim and (ii) any such claim may only be raised independently pursuant to Section 9.2(b) in accordance with the terms hereof after payment of the Primary Make-up Amount). If a timely Notice of Disagreement is received by Buyer, then the determination of the Primary Make-up Amount (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of
     (x) the date the parties hereto resolve in writing any differences they have with respect to the calculation of the Primary Make-up Amount or (y) the date all matters in dispute which have not been resolved by the parties are finally resolved in writing by the Accounting Firm. During the 30 days following delivery of a Notice of Disagreement, Buyer and Seller shall seek in good faith to resolve in writing any differences which they may have with respect to the calculation of the Primary Make-up Amount. During such period, Buyer shall be permitted to review Seller's books and records and working papers relating to the Notice of Disagreement. At the end of such 30-day period, Buyer and Seller shall submit to the Accounting Firm for review and resolution any remaining disputes regarding the calculation of the Primary Make-up Amount, and the Accounting Firm shall make a final determination of the Primary Make-up Amount in accordance with the guidelines and procedures set forth in this Agreement. The fees and expenses of the Accounting Firm shall be paid by the party whose calculation of the Primary Make-up Amount is furthest from the amount finally determined by the Accounting Firm. Upon the determination of the Primary Make-up Amount becoming final and binding, (i) Seller shall purchase from Buyer and Buyer shall sell, assign, transfer and convey to Seller, all of Buyer's right, title and interest in and to all Remaining Accounts Receivable from each single account debtor (and its Affiliates) that exceed $50,000 in the aggregate and all Remaining Primary Inventory (it being agreed that after the Primary Make-up Date, Buyer will not otherwise sell or transfer the Remaining Primary Inventory), free and clear of all liens and encumbrances (other than those that existed, or are substantially equivalent to those that existed, at the time of Seller's sale of the Purchased Assets to Buyer on the Closing Date) and (ii) Seller shall pay by wire transfer to Buyer in immediately available funds an amount equal to the Primary Make-up Amount plus interest thereon at the
                                                ----
     Applicable Rate, calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of payment. Buyer shall execute and deliver all bills of sale, instruments and other documents as Seller may reasonably request to evidence the transfer of such Remaining Accounts Receivable and Remaining Primary Inventory to Seller. The purchase and sale of the Remaining Primary Inventory shall be subject to the additional provisions set forth in Section 2.7(vii).

               (v) By the 190th day after the Closing Date, Buyer shall prepare and deliver to Seller a statement setting forth the Secondary Make-up

     Amount as of the 180th day after Closing (the "Secondary Make-up Date").
                                                    ----------------------
     The "Secondary Make-up Amount" shall be an amount equal to the amount (not
          ------------------------
     less than zero) equal to (A) the aggregate book value (as reflected in the Closing Statement) of all coatings and inks included in the Purchased Assets ("Secondary Inventory") which remains in Buyer's Inventory on the
              -------------------
     Secondary Make-up Date and (I) for which a purchase order has not been issued, (II) which has not been converted from raw materials into work in progress or finished goods or from work in progress to finished goods, and
     (III) which has not been otherwise used by Buyer (the "Remaining Secondary
                                                            -------------------
     Inventory"), less (B) a reasonable allowance for any Remaining Secondary
     ---------    ----
     Inventory that was damaged following the Closing as a result of Buyer's demonstrable failure to conform to the standard of care (with respect to the preservation and protection of Inventory) described in Section 2.7(iii). During the 30-day period immediately following Seller's receipt of the statement of the Secondary Make-up Amount, Seller and its representatives and agents shall be permitted to inspect the Remaining Secondary Inventory and to review Buyer's books and records and working papers related to Buyer's determination of the Secondary Make-up Amount. Buyer's determination of the Secondary Make-up Amount shall become final and binding upon the parties 30 days following Seller's receipt thereof, unless Seller gives a Notice of Disagreement to Buyer prior to such date (which Notice of Disagreement may not be based on or include a claim that Buyer failed to use commercially reasonable efforts to sell or use the Inventory, it being understood that (i) payment of the Secondary Make-Up Amount may not be withheld, offset or delayed on the basis of any such claim and (ii) any such claim may only be raised independently pursuant to
     Section 9.2(b) in accordance with the terms hereof after payment of the Secondary Make-up Amount). If a timely Notice of Disagreement is received by Buyer, then the determination of the Secondary Make-up Amount (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date the parties hereto resolve in writing any differences they have with respect to the calculation of the Secondary Make-up Amount or (y) the date all matters in dispute which have not been resolved by the parties are finally resolved in writing by the Accounting Firm. During the 30 days following delivery of a Notice of Disagreement, Buyer and Seller shall seek in good faith to resolve in writing any differences which they may have with respect to the calculation of the Secondary Make-up Amount. During such period, Buyer shall be permitted to review Seller's working papers relating to the Notice of Disagreement. At the end of such 30-day period, Buyer and Seller shall submit to the Accounting Firm for review and resolution any remaining disputes regarding the calculation of the Secondary Make-up Amount, and the Accounting Firm shall make a final determination of the Secondary Make-up Amount in accordance with the guidelines and procedures set forth in this Agreement. The fees and expenses of the Accounting Firm shall be paid by the party whose calculation of the Secondary Make-up Amount is furthest from the amount finally determined by the Accounting Firm. Upon the determination of the Secondary Make-up Amount becoming final and binding,
     (i) Seller shall purchase from Buyer and Buyer shall sell, assign, transfer and convey to Seller, all of Buyer's right, title and interest in and to all Remaining Secondary Inventory (it being agreed that after the Secondary Make-up Date, Buyer will not otherwise sell or transfer the Remaining Secondary Inventory), free and clear of all liens and encumbrances (other than those that existed, or are substantially equivalent to those that existed, at the time of Seller's sale of the Purchased Assets to Buyer on the Closing Date) and (ii) Seller shall pay by wire transfer to Buyer in immediately available funds an amount equal to the Secondary Make-up Amount plus interest thereon at the Applicable Rate, calculated on the basis of
     ----
     the actual number of days elapsed over 365, from the Closing Date to the date of payment. Buyer shall execute and deliver all bills of sale, instruments and other documents as Seller may reasonably request to evidence the transfer of such Remaining Secondary Inventory to Seller. The purchase and sale of the Remaining Secondary Inventory shall be subject to the additional provisions set forth in Section 2.7(vii).

               (vi) If at any time before the Primary Make-up Date Seller receives any remittance from or on behalf of any account debtor solely with respect to any Accounts Receivable included in the Purchased Assets, Seller shall endorse without recourse such remittance to the order of Buyer and forward such remittance to Buyer promptly upon receipt thereof. If at any time before the Primary Make-up Date Seller receives any remittance from or on behalf of any account debtor that is partially with respect to any Accounts Receivable in the Purchased Assets, Seller will promptly pay the portion of such remittance which relates to such Accounts Receivable to Buyer. If at any time after the Primary Make-up Date Buyer receives any remittance from or on behalf of any account debtor that is solely with respect to any Remaining Accounts Receivable, Buyer shall endorse without recourse such remittance to the order of Seller and forward such remittance to Seller promptly upon receipt thereof. If at any time after the Primary Make-up Date, Buyer receives any remittance from or on behalf of any account debtor that is partially with respect to any Remaining Accounts Receivable, Buyer will promptly pay the portion of such remittance which relates to such Remaining Accounts Receivable to Seller promptly upon receipt thereof. If a payment by an account debtor specifies that it is a payment of a specific invoice, the payment shall be applied to that invoice. If a payment by an account debtor does not specify the invoice to which such payment relates, the party which receives such payment shall inquire as to how such payment shall be applied and shall thereafter apply such payment based on the direction of the customer or on a first-in first-out basis if the customer does not provide directions. After the Primary Make-up Date, Buyer shall retain sole title to, and have the sole right and obligation to use commercially reasonable efforts to collect thereafter, any Remaining Accounts Receivable that are not to be (or were not) repurchased by Seller pursuant to Section 2.7(iv), notwithstanding Buyer's receipt of any payments that may be made in connection with the Primary Make-up Amount, provided that Buyer shall deliver to Seller remittances in
                     --------
     respect of such Remaining Accounts Receivable in accordance with the preceding four sentences. Seller shall have the sole right to collect any Remaining Accounts Receivable that were purchased by Seller pursuant to
     Section 2.7(iv). Seller shall have the right to use in any manner or resell to any Person any Prime Steel, inks or coatings repurchased by Seller pursuant to subsections (iv) and (v) above and any reworked work-in-process or reworked finished goods Inventory as described below (without regard to Section 9.8 hereof).

               (vii) Seller shall promptly after each of the Primary Make-up Date and the Secondary Make-up Date, at its sole cost and expense, remove from Buyer's premises on a date and time reasonably convenient to Buyer, and, in the case of work-in-process or finished goods Inventory (other than raw steel that has only been sheared or slit), rework or destroy, all such Remaining Primary Inventory and Remaining Secondary Inventory, respectively, it being understood that Seller shall reimburse Buyer for all reasonable costs Buyer incurs in connection with storing (for any period beginning 45 days after the Primary Make-up Date or Secondary Make-up Date, as the case may be), handling, reworking (if requested by Seller), disposing (if requested by Seller) or transporting such Remaining Primary Inventory after the Primary Make-up Date and such Remaining Secondary Inventory after the Secondary Make-up Date.

          2.8  Allocation of the Purchase Price.  Buyer shall determine
               --------------------------------
reasonably and in good faith, based on an appraisal (the expense of which shall be borne by Buyer) secured by Buyer within 6 months following the Closing (a draft as well as final copies of which shall be furnished to Seller within ten days after receipt by Buyer), the fair market value of the Purchased Assets (as well as the noncompete agreement set forth in Section 9.8 below). Buyer shall set forth such fair market values on a Purchase Price Allocation Schedule which
                                       ----------------------------------
shall be deemed to be part of this Agreement. For tax purposes, the Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets consistent with the fair market values thereof set forth on the Purchase Price
                                                                --------------
Allocation Schedule and in accordance with Section 1060 of the Code (with it
-------------------
being understood, however, that a material amount shall be allocated to the noncompete agreement set forth in Section 9.8). In such case, neither Buyer nor Seller, nor any of their respective Affiliates, shall take any position in any income Tax return or income Tax audit which is inconsistent with the Purchase
                                                                     --------
Price Allocation Schedule unless required to do so by applicable law.  Buyer and
-------------------------
Seller shall exchange drafts of any information returns required by Section 1060 of the Code, and any similar state statute that is applicable, at least 60 days prior to filing such returns and shall discuss in good faith any modification suggested by the receiving party. In the event that Buyer and Seller fail to agree on the allocation of the Purchase Price and the Assumed Liabilities, all references to an allocation of the Purchase Price and of the Assumed Liabilities in this Agreement shall be of no force and effect.

          2.9  Nonassignable Contracts.  To the extent that the assignment
               -----------------------
hereunder by Seller to Buyer of any Assumed Contract is not permitted or is not permitted without the consent of any other party to such Assumed Contract, this Agreement shall not be deemed to constitute an agreement to assign such Assumed Contract or an assignment of any such Assumed Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Assumed Contract, and (notwithstanding anything to the contrary in Section 2.3 above) Buyer shall assume no obligations or liabilities under any such Assumed Contract. Seller shall use its reasonable efforts to advise Buyer promptly in writing with respect to any Assumed Contract which Seller knows or has substantial reason to believe will or may not be subject to assignment to Buyer hereunder. If any consent or waiver necessary in accordance with Section 5.2 for the sale, transfer, assignment and delivery of the Assumed Contracts and the Purchased

Assets to Buyer hereunder is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Seller and Buyer shall cooperate with each other following the Closing Date in any reasonable arrangement designed to provide Buyer with the rights and benefits (and to impose on Buyer the obligations and liabilities to which Buyer would have become subject if such contract had been effectively transferred to Buyer and become an Assumed Contract hereunder (subject, in any case, to the limitations on liabilities and indemnification rights otherwise provided in this Agreement)) under any such Assumed Contract, including enforcement for the benefit of Buyer of any and all rights of Seller against any other party arising out of any breach or unpermitted cancellation of any such Assumed Contract by such other party and, if requested by Buyer, acting as an agent on behalf of Buyer or as Buyer shall otherwise reasonably require.

          2.10  Purchased Assets Expense Apportionment.  The following items
                --------------------------------------
(the "Prorated Amounts") relating to the Purchased Assets shall be apportioned
      ----------------
at or as promptly as practicable after the Closing in an equitable manner as of the close of business on the day immediately preceding the Closing Date (the "Adjustment Date") so that the income and expense items with respect to the
----------------
period up to and including the Adjustment Date, without regard to when the same are payable, shall be for Seller's account and the income and expense items with respect to the period after the Adjustment Date shall be for Buyer's account:

               (i) Real estate Taxes and payments in lieu of Tax in respect of the Real Estate on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the Tax rate or assessment is fixed for any fiscal year, the apportionment of such Taxes and payments at the Closing shall be based upon the most recently ascertainable Tax bills; provided
                                                                    --------
     that Buyer and Seller shall recalculate and re-prorate said Taxes and
     ----
     payments and make the necessary cash adjustments promptly upon the issuance, and on the basis, of the actual Tax bills received for any such fiscal year and the amount of any payments in lieu of Tax made with respect to any such fiscal year.

               (ii) Personal property Taxes, if any, on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the Tax rate or assessment is fixed for any fiscal year, the apportionment of such Taxes at the Closing shall be based upon a reasonable estimate mutually agreed upon by Buyer and Seller; provided that Buyer and Seller shall
                                      -------- ----
     recalculate and re-prorate said Taxes and make the necessary cash adjustments promptly upon the issuance, and on the basis, of the actual Tax bills received for any such fiscal year.

               (iii) Utilities and other apportionments and adjustments as are customarily apportioned upon the transfer of property similar to the Real Property.

               (iv) Rents and all other amounts payable under the Leased Plant Leases.

For purposes of this section, the term "equitable manner" shall mean that Seller
                                        ----------------
shall be allocated such items based on a fraction, the numerator of which is the number of days in the applicable taxable or fiscal period prior to the Closing Date and the denominator of which is the total number of days in such taxable or fiscal period, and Buyer shall be allocated the remainder.


                                 ARTICLE III

                                 THE CLOSING

          3.1  Time and Place of Closing.  The closing of the transactions
               -------------------------
contemplated by this Agreement (the "Closing") shall take place at the offices
                                     -------
of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, or at such other place as is mutually agreeable to the parties, at 10:00 a.m., local time, on November 9, 1998, or, if any of the conditions to Closing set forth in Articles IV and V have not been satisfied on or prior to such date, on the first Monday following satisfaction or waiver of such conditions. The date on which the Closing shall occur is referred to herein as the "Closing Date," and the
                                                      ------------
Closing shall be deemed effective as of the opening of business on the Closing Date. On the day immediately preceding the Closing Date, Buyer and Seller shall conduct a pre-Closing at the same location as the Closing, commencing at 10:00 a.m., local time, at which each party shall make available for review by the other party copies in execution form of all documents required to be delivered by such party at the Closing.

          3.2  Deliveries by Seller.  At the Closing, Seller will deliver
               --------------------
the following to Buyer:

          (a) Such instruments of sale, transfer, assignment (including agreements for assignment and assumption of the Leased Plant Leases), conveyance and delivery (including all bills of sale, special warranty deeds for the Owned Real Property and all vehicle certificates of title), in form and substance reasonably satisfactory to Buyer, as are required or reasonably requested by Buyer in order to transfer to Buyer Seller's right, title and interest in and to the Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances subject only to the Permitted Encumbrances;

          (b) All third party consents and releases required under contracts marked with an asterisk on the Restrictions Schedule or the other Schedules
                               ---------------------
referred to therein and all governmental approvals necessary for Seller to consummate the transactions contemplated hereby (except as otherwise provided in the Licenses and Permits Schedule), including the Estoppel and Consent
    -----------------------------
Agreements, in each case with no conditions adverse to Buyer's interests (it being understood, so long as Seller complies with its obligations under Section 8.1(f), that the failure of Seller to deliver a required consent or release with respect to any contract not marked with an asterisk on the Restrictions Schedule
                                                           ---------------------
or the other Schedules referred to therein shall be a failure to satisfy a condition precedent to Buyer's obligation to consummate the transactions contemplated by this Agreement and not a breach of this covenant by Seller);

          (c) Evidence that the books and records constituting Purchased Assets are transferred to Buyer;

          (d) Certified copies of resolutions of Seller's board of directors authorizing and approving the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby by Seller;

          (e) Certified copies of resolutions of the board of directors of the Parent authorizing and approving the execution, delivery and performance of the U.S. Can Parent Guarantee by Parent;

          (f) The opinion and certificates contemplated by Sections 5.5 and 5.6 and a certificate of the Secretary or Assistant Secretary of Seller (and Parent) as to (i) the incumbency of the officer(s) of Seller (and Parent) (who may be such Secretary or Assistant Secretary) executing this Agreement (or the U.S. Can Parent Guarantee) and the other agreements contemplated hereby and (ii) the certificate of incorporation and by-laws of Seller (and Parent);

          (g) The Transition Services Agreement, in the form attached hereto as
Exhibit 3.2(g) (the "Transition Services Agreement");
--------------       -----------------------------

          (h) The Supply and Tolling Agreement in the form attached hereto as
Exhibit 3.2(h) (the "Supply Agreement");
--------------       ----------------

          (i) The guarantee of Parent in the form attached hereto as Exhibit 3.2(i) (the "U.S. Can Parent Guarantee");
             -------------------------

          (j) The Escrow Agreement in the form attached hereto as Exhibit 3.2(j)
                                                                  --------------
(the "Escrow Agreement");
      ----------------

          (k) A certification pursuant to Treasury Regulation Section 1.1445-2(b)(2) that Seller is not a foreign person; and

          (l) All other documents, instruments and writings required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably requested by Buyer in connection herewith.

          3.3  Deliveries by Buyer.  At the Closing, Buyer will deliver the
               -------------------
following to Seller:

          (a) The Purchase Price and the amount payable by Buyer pursuant to
Section 10.2(a), in each case by the interbank transfer of immediately available funds to an account designated by Seller prior to the Closing Date;

          (b) Certified copies of resolutions of Buyer's board of directors authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

          (c) Certified copies of resolutions of the board of directors of BWAY Corporation authorizing and approving the execution, delivery and performance of the BWAY Parent Guarantee;

          (d) The certificates and opinion contemplated by Sections 4.4 and 4.5 hereof and a certificate of the Secretary or Assistant Secretary of Buyer (and BWAY Corporation) as to (i) the incumbency of the officer(s) of Buyer (and BWAY Corporation) (who may be such Secretary or Assistant Secretary) executing this Agreement (or the BWAY Parent Guarantee) and the other agreements contemplated hereby and (ii) the certificate of incorporation and by-laws of Buyer (and BWAY Corporation);

          (e) The Transition Services Agreement, the Supply Agreement, and the Escrow Agreement;

          (f) The guarantee of BWAY Corporation in the form attached hereto as
Exhibit 3.3(f) (the "BWAY Parent Guarantee");
                     ---------------------

          (g) instruments of assumption and certificates of insurance with respect to the Assumed Liabilities, in form and substance reasonably satisfactory to Seller to the extent consistent with the terms of this Agreement; and

          (h) All other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably requested by Seller in connection herewith.


                                 ARTICLE IV

                      CONDITIONS TO SELLER'S OBLIGATIONS

          The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, in the discretion of Seller, to the satisfaction at or prior to the Closing Date of each of the following conditions.

          4.1  Representations, Warranties and Covenants.  All
               -----------------------------------------
representations and warranties of Buyer contained in Article VII of this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct (in all material respects, if not so qualified) as of such earlier date) and Buyer shall have performed, in all respects, all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date. On the Closing Date, there shall have been delivered to Seller a certificate (dated the Closing Date and signed on behalf of Buyer by an officer of Buyer) as to the matters set forth in this Section 4.1.

          4.2  No Injunction.  No action shall have been instituted by the
               -------------
U.S. government or other governmental authority in which the requested relief is an injunction, stay or restraining order, nor shall an injunction, stay or restraining order be in effect prohibiting the consummation of the transactions contemplated by this Agreement.

          4.3  Hart-Scott-Rodino Act.  All filings required to be made under
               ---------------------
the Hart-Scott-Rodino Act shall have been made, and any applicable waiting period thereunder shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent or alter in any respect the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

          4.4  Good Standing Certificates.  Buyer shall have furnished to
               --------------------------
Seller certificates as to the good standing of Buyer and BWAY Corporation in Delaware certified by the Secretary of State of Delaware.

          4.5  Opinion of Counsel.  Buyer shall have delivered to Seller an
               ------------------
opinion of Buyer's and BWAY Corporation's counsel, dated the Closing Date, in form and substance reasonably satisfactory to Seller as to the matters set forth in Exhibit 4.5 attached hereto.

          4.6  Certificates and Other Documents.  Buyer shall have furnished
               --------------------------------
Seller with each of the deliveries required under Section 3.3 above and all other documents and certificates reasonably requested by Seller.

          None of the conditions in this Article IV constitute covenants by Buyer, provided that this sentence shall not limit or otherwise affect Buyer's obligations set forth in other Articles of this Agreement. Each of the preceding conditions may be waived only if such waiver is set forth in a writing executed by Seller.


                                 ARTICLE V

                       CONDITIONS TO BUYER'S OBLIGATIONS

          The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject, in the discretion of Buyer, to the satisfaction at or prior to the Closing Date of each of the following conditions.

          5.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Seller contained in Articles VI and X of this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct (in all material respects, if not so qualified) as of such earlier date and without taking into account any disclosures made by Seller to Buyer pursuant to Section 8.1(j) below) and Seller shall have performed, in all respects, all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date. On the Closing Date, there shall have been delivered to Buyer a certificate (dated the Closing Date and signed on behalf of Seller by an officer of Seller) as to the matters set forth in this Section 5.1.

          5.2  Consents and Approvals.  Seller obtaining all necessary third
               ----------------------
party consents and releases, including consents from the landlords under the Leased Plant Leases, that are required to be obtained in connection with the consummation by Seller of the transactions contemplated hereby and all governmental approvals and permits that are required to be obtained in connection with the consummation by Seller of the transactions contemplated hereby and all filings required to be made under the Hart-Scott-Rodino Act shall have been made, and any applicable waiting period thereunder shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent or alter in any respect the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

          5.3  Absence of Material Adverse Change.  The absence of any
               ----------------------------------
material adverse change from December 31, 1997 in the Business or its assets, financial condition, operating results, customer and employee relations, operations or business prospects and the absence of any material pending or threatened governmental actions that are adverse to the Business.

          5.4  No Litigation.  No action shall have been instituted by the
               -------------
U.S. government in which the requested relief is an injunction, stay or restraining order, nor shall an injunction, stay or restraining order be in effect, prohibiting the consummation of the transactions contemplated by this Agreement. No suit, action or other proceeding shall be pending, before any court or governmental or regulatory official, body or authority that is reasonably likely to have a material adverse effect on the business, financial condition, operating results, assets, value or operations of the Business after the Closing or materially and adversely affect the right of Buyer to own or control the Purchased Assets or the Business and no investigation by any governmental or regulatory official, body or authority that would reasonably be expected to result in any such suit, action or proceeding shall be pending.

          5.5  Opinion of Counsel.  Seller shall have delivered to Buyer an
               ------------------
opinion of Seller's and Parent's counsel, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to the matters set forth in
Exhibit 5.5 attached hereto.
-----------

          5.6  Good Standing Certificates.  Seller shall have furnished to
               --------------------------
Buyer certificates as to the good standing of Seller in its jurisdiction of incorporation and in each jurisdiction in which the Plants are located, in each case certified by the Secretary of State of the applicable jurisdiction.

          5.7  Licenses and Permits.  Buyer shall have obtained all licenses
               --------------------
and permits required to conduct the Business as presently conducted and all such licenses and permits shall have been issued in the name of Buyer to the extent required by applicable law, regulation or order.

          5.8  ISRA Compliance.  Seller shall have furnished Buyer with an
               ---------------
authorization letter under ISRA from the State of New Jersey Department of Environmental Protection approving the transactions contemplated by this Agreement (the administrative cost of obtaining which shall be shared equally by Buyer and Seller).

          5.9  Title Insurance and Survey.
               --------------------------

          (a) Buyer shall have ordered within five days after the date hereof and subsequently obtained, in preparation for Closing (the cost and expense thereof to be shared equally by Buyer and Seller), a commitment for an ALTA Owner's or Leasehold Policy of Title Insurance, as the case may be, Form B-1970, for the Real Property located in Illinois, and, if not regularly available in New Jersey and Ohio, the current ALTA form available in those jurisdictions, for each parcel of Owned Real Property and each parcel of Leased Real Property (the "Title Commitments"), issued by Chicago Title Insurance Company (the "Title
 -----------------                                                    -----
Insurer").  Buyer shall have obtained at the time of delivery of the Title
-------
Commitments copies of all documents of record referred to therein. At the Closing, Seller shall have caused the Title Insurer to issue (the cost and expense to be shared equally by Buyer and Seller) the title insurance policies (which may be in the form of a mark-up of the Title Commitments) in accordance with the Title Commitments, insuring Buyer's fee simple or leasehold interest (as the case may be) in each such parcel of Real Property as of the Closing Date (including all recorded easements benefitting such parcel insured as a separate parcel), with gap coverage from Seller through the date of recording, subject only to the Permitted Encumbrances, in such amount as set forth on the Purchase Price Allocation Schedule (collectively, the "Title Policies"). Each Title
                                              --------------
Policy for the Owned Real Property (and to the extent available with respect to Leased Real Property provided that Buyer (without any obligation of Seller to obtain same) is able to obtain same) shall: (a) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies (provided that if required utility letters or surveys are not returned by the Closing Date, the "extended coverage endorsement" shall include all matters except those matters to be disclosed by such utility letters or surveys); (b) contain an ALTA Zoning Endorsement 3.1, with parking (or equivalent); (c) contain an endorsement insuring that the parcel described in such Title Policy is the parcel shown on the survey delivered with respect to such parcel and a survey accuracy endorsement; (d) contain an endorsement insuring that at least one street adjacent to such parcel is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from such parcel; (e) if the real estate covered by such policy consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another; and (f) contain a tax number endorsement.

          (b) Buyer shall have ordered within five days after the date hereof and obtained (the cost and expense thereof to be equally shared by Seller and Buyer), in preparation for the Closing, current surveys of each parcel of Real Property prepared by a surveyor in the jurisdiction where the Real Property is located, conforming to 1992 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys ("Surveys"), and certified to Buyer and the Title Insurer, which
                -------
form of certification shall be reasonably acceptable to Buyer and Title Insurer. The Survey shall disclose the improvements, easements, party walls, sidewalks, roadways, visible utility lines and such matters shown customarily on such surveys, show access affirmatively to public streets and roads, and include Table A Item numbers 1-4, 6-11 and 13. Except for Permitted Encumbrances, no Survey shall disclose any survey defect or encroachment from or onto any of the Real Property which will have a material adverse effect on the use or occupancy of the Real Property. Notwithstanding the foregoing, the failure to deliver any such survey shall not be a failure of a Closing condition to Buyer's obligation to consummate the transactions contemplated by this Agreement.

          5.10  Non-Disturbance Agreement.  Prior to Closing, Seller shall, if
                -------------------------
the landlord is expressly required to provide same in the related Leased Plant Lease, have obtained a non-disturbance agreement in form and substance contemplated by the Leased Plant Lease from each lender encumbering each parcel of Leased Real Property.

          5.11  Estoppel Letter.  Prior to Closing, Seller shall have obtained
                ---------------
from the landlords for each parcel of Leased Real Property an Estoppel and Consent Agreement (the "Estoppel and Consent Agreement"), in substantially the
                        ------------------------------
form attached hereto as Exhibit 5.11, except for any changes reasonably acceptable to Buyer.

          5.12  Lien Searches.  Seller shall have furnished Buyer with a lien
                -------------
search report dated no earlier than September 1, 1998, UCC-3 termination statements and other instruments of release indicating that as of the Closing Date there are no security interests, judgments, Tax or other liens outstanding (other than Permitted Encumbrances) against any of the Purchased Assets owned by Seller (whether real, personal, tangible or intangible).

          5.13  Certificates and Other Documents.  Seller shall have furnished
                --------------------------------
Buyer with each of the deliveries required under Section 3.2 above and all other documents and certificates reasonably requested by Buyer.

          Each of the preceding conditions may be waived only if such waiver is set forth in a writing executed by Buyer. None of the conditions in this
Article V constitute covenants by Seller, provided that this sentence shall not limit or otherwise affect Seller's obligations set forth in other Articles of this Agreement.

                                  ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF SELLER

          As an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer as follows:

          6.1  Due Incorporation, Etc.    Seller is a corporation duly
               -----------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has obtained and currently maintains all qualifications to do business as a foreign corporation in all other jurisdictions in which the character of Seller's properties used in the Business or the nature of Seller's activities in connection with the Business require it to be so qualified (including the State of Illinois), other than any such qualifications for which the failure to obtain or maintain would not have a material adverse effect on the Business taken as a whole. Seller has all requisite corporate power and authority and all material authorizations, licenses and permits necessary to own and operate the Business and to conduct the Business as now conducted. Except as set forth on the Subsidiary Schedule hereto, Seller does not own any stock,
                    -------------------
partnership interest, joint venture interest or other security or interest in any other Person which conducts the business of performing Materials Center Services for, or selling Secondary Steel to, third parties anywhere in the United States or Canada.

          6.2  Authorization, No Conflicts, Etc.    The execution, delivery and
               ---------------------------------
performance by Seller of this Agreement, the Supply Agreement, the Transition Services Agreement, the Escrow Agreement and the other agreements contemplated hereby (each, a "Transaction Agreement") that are to be executed and delivered
                 ---------------------
by it and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize the execution, delivery or performance of the Agreement or any other Transaction Agreement. This Agreement has been duly executed and delivered by Seller and constitutes (assuming the due authorization, execution and delivery hereof by Buyer) a valid and binding obligation of Seller, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally. If the Closing occurs, each of the other Transaction Agreements will constitute (assuming due authorization, execution and delivery of this Agreement and the other Transaction Agreements by the other parties thereto) a valid and binding obligation of Seller, and the U.S. Can Parent Guarantee will constitute a valid and binding obligation of Parent, in each case enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally. Except as set forth on the attached Restrictions Schedule, the execution, delivery and performance of this Agreement
---------------------
and the other Transaction Agreements to be executed and delivered by Seller and the consummation of the transactions contemplated hereby and thereby does not and shall not (i) conflict with or result in any breach of any of the provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to terminate or to accelerate any obligation under,
(v) result in the creation of any lien, security interest, charge or encumbrance upon any of the Purchased Assets under, or (vi) require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or other governmental or regulatory body or authority under, the provisions of Seller's certificate of incorporation or bylaws or any indenture, mortgage, lease, loan agreement, contract, understanding, commitment or other agreement or instrument to which Seller or any of the Purchased Assets are bound, or any law, statute, rule or regulation to which Seller is subject. Without limiting the generality of the foregoing, except for Buyer pursuant hereto, there are no agreements, options, commitments or rights with, of or to any person to purchase or otherwise acquire any of the Purchased Assets or any interests therein, except those entered into in the ordinary course of business consistent with past practice for the sale of Inventory.

          6.3  Financial Statements.
               --------------------

          (a) Attached hereto as the Financial Statements Schedule are the
                                     -----------------------------
following financial statements:

               (i) the unaudited trial balances for the Plants as of July end, 1998 (the "Latest Statement"), and the related summary statements, setting
                ----------------
     forth revenues and gross income for the Plants for the seven-month period then ended; and

               (ii) the unaudited trial balances for the Plants as of December 31, 1996 and December 31, 1997, and the related summary statements, setting forth revenues and gross income for the Plants for the fiscal years then ended.

Except as set forth in the Financial Statements Schedule attached hereto, the
                           -----------------------------
books and records of Seller with respect to the Business are accurate and complete in all material respects, have been maintained in accordance with Seller's Accounting Policies which have been consistently applied, and accurately reflect in all material respects the ownership and financial operations of Seller with respect to the Business.

          (b) The Purchased Assets include all of the assets (and are the only assets) used to generate the results reflected in the financial statements described in subsection (a)(i) and the 1997 financial statements referred to in subsection (a)(ii) above, other than (w) inventory sold in the ordinary course to third parties, (x) other assets sold to third parties or scrapped, all of which were replaced with assets of equal or better quality, (y) any other assets, the fair market value of which did not exceed $15,000 on an individual basis or $75,000 on an aggregate basis, that was scrapped or sold to a third party in the ordinary course of the Business and (z) the assets described on the Excluded Assets Schedule. None of the results from the activities described in
------------------------
the second recital to this Agreement, nor any other activities of Seller which do not constitute a part of the Business, are reflected in the financial statements described in subsection (a)(i) or the 1997 financial statements referred to in subsection (a)(ii) above. The financial statements referred to in this Section 6.3 set forth as a separate line item the portion of the aggregate revenues that are related to B/F Sales and, except as set forth on the Financial Statements Schedule, only the B/F Sales
                           -----------------------------
from the Plants are included in the financial statements referred to in this
Section 6.3.

          (c) Seller's aggregate revenues for calendar year 1997 from (i) the sale of Secondary Steel to third parties (other than scrap dealers) from the Remaining U.S. Can Plants did not exceed $1,000,000 and (ii) the provision of Materials Center Services to third parties (other than Weirton Steel, Hunt-Wesson and Desperate Enterprise) from the Remaining U.S. Can Plants did not exceed $7,000,000. Except as described on the Financial Statements Schedule
                                               -----------------------------
attached hereto or the Intracompany Services Schedule, all of the costs and expenses relating to the intracompany services described on the attached Intracompany Services Schedule are reflected in the financial statements
------------------------------
referred to in this Section 6.3.

          6.4  Intracompany Services.  The attached Intracompany Services
               ---------------------                ---------------------
Schedule describes all material intracompany services provided to or for the
--------
Business by Seller and its Affiliates (including Seller's good faith estimates of the costs and expenses charged to the Business in respect thereof, to the extent determinable).

          6.5  Absence of Violations.  Except as disclosed in the Violations
               ---------------------                              ----------
Schedule hereto, with respect to the Business and the Purchased Assets, Seller
--------
is not in violation of its Certificate of Incorporation or Bylaws, or in violation (and with or without notice or lapse of time or both would not be in violation) in any way of any term or provision of (a) any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, permit or decree applicable to Seller in connection with the Business or any of the Purchased Assets, or (b) any lease, material agreement, or other material document relating to the Business, by which it or any of the Purchased Assets are bound.

          6.6  Licenses and Permits.  Except as disclosed in the Licenses and
               --------------------                              ------------
Permits Schedule hereto, (a) Seller has and is in compliance with all material
----------------
licenses, franchises, permits (including without limitation environmental and construction permits and operating permits), approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments required to own and operate the Purchased Assets and to conduct the Business as presently conducted; and (b) all such licenses, franchises, permits (including without limitation environmental and construction permits and operating permits), approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments are valid, binding, and in full force and effect.

          6.7  Absence of Undisclosed Liabilities.  Except as expressly set
               ----------------------------------
forth on the Undisclosed Liabilities Schedule attached hereto and except for
             --------------------------------
liabilities and obligations incurred since the date of the Latest Statement in the ordinary course of business (none of which is an obligation or liability arising in connection with a breach of contract, tort, lawsuit, government action or other similar claim other than warranty claims in the ordinary course of the Business, all of which warranty claims shall be Seller's responsibility), Seller has no material liabilities or obligations of any kind with respect to the Business, whether accrued, absolute, contingent or otherwise, which are not fully and specifically reflected or reserved against on the Latest Statement.

Except as set forth in detail on the Undisclosed Liabilities Schedule hereto,
                                     --------------------------------
there is no reasonable basis for the assertion of any material claims or liability of any nature against Seller with respect to the Business in any amount not fully reflected or reserved against on the Latest Statement, except for liabilities and obligations incurred since the date of the Latest Statement in the ordinary course of business (none of which is an obligation or liability arising in connection with a breach of contract, tort, lawsuit, government action or other similar claim other than warranty claims in the ordinary course of the Business, all of which warranty claims shall be Seller's responsibility).

          6.8  No Material Adverse Change.  Except as set forth on the
               --------------------------
Material Adverse Change Schedule, there has been no material adverse change in
--------------------------------
the financial condition or results of operations, or the business, assets, employee structure, labor relations, profit margins, business prospects, or operations of Seller with respect to the Business or the Purchased Assets since the date of the Latest Statement.

          6.9  Absence of Certain Developments.  Except as expressly
               -------------------------------
contemplated by this Agreement or disclosed on the Certain Developments Schedule
                                                   -----------------------------
attached hereto, since the date of the Latest Statement, Seller has not with respect to the Business or the Purchased Assets:

          (a) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of the Purchased Assets (including the Real Property) other than Permitted Encumbrances;

          (b) sold, leased, assigned or transferred any of its material tangible assets (including the Purchased Assets), or canceled without fair consideration any debts or claims owing to or held by it except in each case in the ordinary course of business consistent with past practice;

          (c) sold, assigned, licensed, sublicensed, transferred or encumbered any Business Proprietary Rights or other intangible assets, disclosed any proprietary confidential information to any person (other than Buyer and Buyer's representatives, agents, attorneys and accountants), or abandoned or permitted to lapse any of the Business Proprietary Rights;

          (d) made or granted any bonus or any wage or salary increase to any employee or group of employees (except as required by pre-existing contracts or applicable law or consistent with past practice), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement; adopted any new employee benefit plan or arrangement (except as required by applicable law or the terms of any collective bargaining agreement) or entered into any collective bargaining agreement not previously disclosed to Buyer;

          (e) incurred any indebtedness for borrowed money or incurred or became subject to any material liability, except current liabilities incurred in the ordinary course of business consistent with past practice and liabilities under contracts entered into in the ordinary course of business consistent with past practice;

          (f) made any loans or advances to, or guarantees for the benefit of, any person or entity;

          (g) suffered any extraordinary material losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

          (h) suffered any damage, destruction or casualty loss to its tangible assets (including the Purchased Assets) in excess of $25,000, whether or not covered by insurance;

          (i) made any change in any method of accounting or accounting policies, other than those required by GAAP which have been disclosed in writing to Buyer, or made any write-down in the value of its inventory that is material or that is other than in the usual, regular and ordinary course consistent with past practice;

          (j) made any commitments for capital expenditures in an amount in excess of $50,000 or made any charitable pledges, in each case which will not be paid for in full prior to Closing;

          (k) instituted or permitted any material change in the conduct of the Business, or any material change in its method of purchase, sale, lease, management, marketing, promotion or operation; or

          (l) entered into any other material transaction not in the ordinary course of business.

          6.10  Customers and Suppliers.  The Customers and Suppliers
                -----------------------       -----------------------
Schedule attached hereto accurately sets forth, with respect to the Business, a
--------
list of Seller's top ten customers and suppliers (other than suppliers of Prime Steel) by volume of sales and purchases, respectively, for each of the fiscal years ended December 31, 1996 and December 31, 1997 and in the case of such customers, the eight months ended August 31, 1998 and in the case of such suppliers, the nine months ended September 30, 1998. Except as set forth on the attached Customers and Suppliers Schedule, Seller has not received any notice
         --------------------------------
from any material supplier of the Business to the effect that, and Seller has no Knowledge that, such supplier will stop, or materially decrease the rate of, supplying materials, products or services to Seller with respect to the Business, and Seller has not received any notice that any material customer of the Business will stop, or materially decrease the rate of, buying products of the Business. Seller has no Knowledge (without any obligation of due inquiry) that any existing customer of the U.S. Can Product Business intends to undertake, or materially expand existing, self-manufacture of products currently supplied by Seller.

          6.11  Insurance.  The Insurance Schedule hereto contains a complete
                ---------       ------------------
list of all liability, property, accident, casualty, fire, flood, workers compensation, key man, group life or health, and other insurance policies and arrangements (including without limitation the names and addresses of the insurers and the expiration dates thereof) maintained by Seller with respect to any of the Purchased Assets or in connection with the Business (other than those set forth on the Employee Benefits Schedule). Except as set
                                   --------------------------
forth on the Insurance Schedule hereto, to Seller's Knowledge all liability
             ------------------
insurance policies which cover Seller with respect to the Business prior to Closing Date will continue to provide coverage for Seller after the Closing Date in amounts with deductibles consistent with those currently in effect for all occurrences (regardless of when the claim is made) prior to the Closing Date.

          6.12  Assets.
                ------

          (a) The Purchased Assets include (i) all assets reasonably necessary for, or which have been used in, the conduct of the Business by Seller as presently conducted or as previously conducted at any time since September 1, 1997, and (ii) all assets owned, held or leased by Seller and located on the premises of the Plants during the week of August 24, 1998, except for (w) inventory sold in the ordinary course of business consistent with past practices, (x) other assets sold to third parties or scrapped, all of which were replaced with assets of equal or better quality, (y) any other assets, the fair market value of which did not exceed $15,000 on an individual basis or $75,000 on an aggregate basis, that was scrapped or sold to a third party in the ordinary course of the Business and (z) the assets described on the Excluded
                                                                    --------
Assets Schedule attached hereto.  Except as disclosed in Assets Schedule hereto,
---------------                                          ---------------
the Purchased Assets are in good working condition, subject to ordinary wear and tear resulting from continued operations in the ordinary course of business, have been maintained in accordance with industry standards in the metal services industry, are suitable for the conduct of the Business as presently conducted by Seller, and, in the case of any improvements, are to Seller's Knowledge structurally sound and there is no defect known to Seller in any of the Purchased Assets which individually or in the aggregate could reasonably be expected to have a material adverse effect on the use, condition, business prospects, or operations of the Business. Except as disclosed on the Excluded Assets Schedule or the Assets Schedule, Parent has no right, title or interest in or to any asset used in the Business other than its shares of stock of Seller.

          (b) The attached Capital Expenditures Schedule sets forth in
                           -----------------------------
reasonable detail (i) Seller's capital expenditure budget (in both dollar amounts and classifications of expenditures) with respect to the Business for the fiscal year ending December 31, 1997, (ii) the actual capital expenditures made by Seller (in both dollar amounts and classifications of expenditures) during the fiscal year ending December 31, 1997 with respect to the Business and
(iii) the actual capital expenditures made by Seller (in both dollar amounts and classifications of expenditures) prior to September 30, 1998 with respect to the Business during the current fiscal year.

          6.13  Material Contracts.
                ------------------

          (a) Except as set forth on the Contracts Schedule hereto, with respect
                                         ------------------
to the Business, Seller is not a party to any written or oral: (i) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis; (ii) collective bargaining agreement; (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of its real or personal properties (whether tangible or intangible); (iv) guaranty of any obligation for borrowed money or otherwise; (v) material license or royalty agreement; (vi) contract or group of related contracts with the same party for the purchase of goods, products or services (including advertising, public relations, consulting or management services but excluding Prime Steel) under which the undelivered balance of such goods, products or services requires aggregate annual payments in excess of $25,000 or which continues over a period of more than 90 days from the date or dates thereof and not terminable by Seller on thirty (30) days' or less notice without penalties; (vii) any contract or group of related contracts with the same party for the sale of goods, products or services involving aggregate annual receipts in excess of $250,000 other than purchase orders in the ordinary course of business; (viii) contract with the Federal government of the United States or any branch or administrative body thereof; (ix) contract which prohibits Seller from freely engaging in business anywhere in the world;
(x) contract relating to the distribution of Seller's products or services; (xi) contract with any officer or director of Seller or any relative of any officer or director of Seller; or (xii) other agreement material to the Business or not entered into in the ordinary course of business.

          (b) Except as set forth on the Contracts Schedule, with respect to the
                                         ------------------
Business, (i) no contract or commitment has been breached in any material respect or canceled by the other party since the date of Latest Statement; (ii) since the date of Latest Statement, no Person or group of Persons with whom Seller does material business has notified Seller that it will stop or materially decrease the rate of business done with Seller, materially increase the price at which it supplies goods, products or services to Seller or materially decrease the price it is willing to pay for Seller's goods, products or services; (iii) Seller has in all material respects performed all the obligations required to be performed in connection with any contract or commitment and is not in default of any of its material obligations (nor is it in receipt of any claim of default) under any contract or commitment; (iv) Seller does not have a present expectation or intention of not fully performing any obligation pursuant to any contract; (v) Seller does not have knowledge of any material breach or anticipated material breach by any other party to any contract; and (vi) no consent of any other party is required for the assumption by Buyer of any contract described in Section 6.13(a)(viii) above.

          (c) Buyer has been supplied with a true and correct copy of all written contracts on the Contracts Schedule (other than Excluded Assets)
                         ------------------
together with all amendments, waivers or other changes thereto.

          6.14  Real Properties.
                ---------------

          (a) Owned Properties.  The Owned Real Property Schedule sets forth a
              ----------------       ----------------------------
true and complete legal description of the land for each parcel of Owned Real Property. With respect to each such parcel of Owned Real Property: (i) Seller has good and marketable title thereto and such parcel is free and clear of all liens and encumbrances, except only for the Permitted Encumbrances; (ii) except as disclosed on the Owned Real Property Schedule, there are no leases,
                    ----------------------------
subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupance of any portion of such parcel; and
(iii) except as disclosed on the Owned Real Property
                                 -------------------

Schedule, there are no outstanding actions or rights of first refusal to
--------
purchase such parcel (other than the right of Buyer pursuant to this Agreement), or any portion thereof or interest therein.

          (b) Leased Properties.  The Leased Real Property Schedule sets forth a
              -----------------       -----------------------------
true and complete list of all of the Leased Plant Leases. Seller holds a valid and existing leasehold or subleasehold interest under each of the Leased Plant Leases assuming due authorization, execution and delivery thereof by the other parties thereto. Seller has delivered to Buyer true, correct, complete and accurate copies of each of the Leased Plant Leases described in Leased Real
                                                                -----------
Property Schedule.  With respect to each Leased Plant Lease, except as disclosed
-----------------
on the Leased Real Property Schedule:  (i) assuming due authorization, execution
       -----------------------------
and delivery thereof by the other parties thereto, each Leased Plant Lease is legal, valid, binding, enforceable and in full force and effect , except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity; (ii) subject to obtaining any required landlord's consent, no Leased Plant Lease will cease to be legal, valid, binding, enforceable or in full force and effect on identical terms as a result of the Closing; (iii) except as set forth on the Estoppel and Consent Agreements, neither Seller nor any other party to the Leased Plant Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Leased Plant Lease; (iv) no party to the Leased Plant Lease has repudiated any provision thereof; (v) there are no disputes, no oral agreements, and no forbearance programs in effect as to the Leased Plant Lease;
(vi) the Leased Plant Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Buyer or disclosed in the Leased Property Schedule; and (vii) Seller has not assigned,
                    ------------------------
transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Leased Plant Lease.

          (c) No Proceedings.  There are no proceedings in eminent domain or
              --------------
other similar proceedings pending or, to Seller's Knowledge threatened, affecting any portion of the Owned Real Property, or, to Seller's Knowledge, pending or threatened affecting any portion of the Leased Plants.

          (d) Current Use.  The current use of the Owned Real Property does not
              -----------
violate in any material respect any instrument of record or agreement affecting such Owned Real Property. Except for Permitted Encumbrances which constitute violations, there is no violation by Seller of any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any of the Owned Real Property that affects in any material respect such real property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Owned Real Property that, individually or in the aggregate, has had or resulted in, or will have or result in, a significant adverse effect on the operation of the Business.

          (e) Condition and Operation of Improvements.  Except as set forth on
              ---------------------------------------
the Owned Real Property Schedule, to Seller's Knowledge, all buildings and all
    ----------------------------
components of all buildings, structures and other improvements included within the Owned Real Property (the "Improvements") are in reasonably good working
                              ------------
order.  Except as set forth on the Owned Real Property Schedule or
                                   ----------------------------

Leased Real Property Schedule, to Seller's Knowledge, there are no structural
-----------------------------
deficiencies affecting any Improvements located upon the Owned Real Property.

          6.15  Tangible Personal Property.  Except as set forth on Personal
                --------------------------                          --------
Property Schedule hereto:  (a) Seller has good and marketable title to all of
-----------------
the items of tangible personal property included in the Purchased Assets that are not leased or consigned to Seller; (b) all such tangible personal property is reflected on the Latest Statement (except for such property acquired, sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practices); and (c) all such tangible personal property is owned free and clear of any liens, leases, security interests, charges, restrictions or encumbrances, including without limitation, encumbrances in connection with financial arrangements such as guarantees, pledges, collateral assignments and other similar arrangements, except for Permitted Encumbrances.

          6.16  Proprietary Rights.  The Business Proprietary Rights Schedule
                ------------------       ------------------------------------
hereto sets forth: (i) a complete and accurate list of all registered patents and trademarks, and all applications for registered trademarks and patents, included in the Business Proprietary Rights; (ii) a complete and accurate list of all trade names, corporate names, Internet domain names and material unregistered copyrights used in the Business since September 1, 1997; (iii) non-confidential descriptions of all material trade secrets included in the Business Proprietary Rights (including without limitation all material proprietary computer software and data); and (iv) a complete and accurate list of all material licenses to which Seller is a party and which are to or from third parties with respect to any Business Proprietary Rights (including without limitation all licenses of material third-party computer software and data). Except as set forth in the Business Proprietary Rights Schedule, Seller owns,
                           ------------------------------------
free and clear of all liens, all right, title and interest in, or has a valid and enforceable license to use, all Business Proprietary Rights, and has full power and authority to assign to Buyer the Business Proprietary Rights contained in the Purchased Assets. Except as set forth in the Litigation Schedule, no
                                                     -------------------
claim by any other Person contesting the validity, ownership or use of any Business Proprietary Rights has been made, is currently outstanding, or to Seller's Knowledge, is threatened, against Seller, and to Seller's Knowledge, Seller's conduct of the Business has not infringed or misappropriated any Proprietary Rights of any other Person, nor is Seller Aware of any such infringement or misappropriation that could reasonably be expected to occur as a result of the continued operation of the Business as now conducted. Seller has received no notices of, nor is it Aware of any facts that indicate a reasonable likelihood of, any infringement or misappropriation by any Person of any Business Proprietary Rights owned by Seller. The transactions contemplated by this Agreement will have no adverse effect on the validity or enforceability of, or Buyer's right to use, any of the Business Proprietary Rights. Except as set forth on the Excluded Assets Schedule or the Business Proprietary Rights
             ------------------------        ----------------------------
Schedule, all Business Proprietary Rights are used exclusively in the Business
--------
and are included in the Purchased Assets.

          6.17  Litigation.
                ----------

          (a) Except as disclosed in the Litigation Schedule hereto, with
                                         -------------------
respect to the Business (i) there are no claims, actions, proceedings (public or private) or governmental investigations pending or, to Seller's Knowledge, threatened, against or affecting Seller or, to Seller's Knowledge, any reasonable basis for any such claim, action, proceeding or governmental investigation, at law or in equity, before or by any federal, state, or municipal court, agency or other governmental entity, or by any private person, and (ii) there are no existing or, to Seller's Knowledge, threatened orders, judgments or decrees of, or settlement agreements enforceable by, any court or governmental agency.

          (b) Except as set forth on the Litigation Schedule, with respect to
                                         -------------------
the Business there are no legal, administrative, or other proceedings or governmental investigations pending or, to Seller's Knowledge, threatened, against Seller which would give any third party the right to enjoin or rescind the transactions contemplated hereby.

          6.18  Product Warranty.  All products manufactured, serviced,
                ----------------
distributed, leased (as lessor), installed or sold by Seller in connection with the Business have been in material conformity with all applicable contractual commitments and all express or implied warranties. Except as set forth on the

Warranty Schedule hereto, Seller (with respect to the Business) has no liability
-----------------
for replacement or repair or other damages in connection with sales or deliveries of any of its products manufactured, serviced, distributed, leased (as lessor) or sold at any time.

          6.19  Employment and Labor Matters.
                ----------------------------
          (a) Except as listed on the Employees Schedule attached hereto, to
                                      ------------------
Seller's actual Knowledge (it being understood that due inquiry is not required with respect to this sentence), no key employee of the Business and no group of employees of the Business has any plans to reject Buyer's offer of employment. The Employee Schedule contains a true, complete and accurate list of each
    -----------------
Business Employee as of the date hereof, his or her date(s) of hire by Seller, position and title (if any), current rate of compensation (without regard to bonuses, commissions and incentive compensation, if any), whether such employee is paid on an hourly or salaried basis, whether such employee is absent from active employment and, if so, the date such employee became inactive, the general reason for such inactive status (to the extent disclosure of such information would not constitute a violation of law) and, if applicable, the anticipated date of return to active employment.

          (b) Except as set forth on the Labor Matters Schedule, with respect to
                                         ----------------------
the Business: (i) Seller is not party to or bound by any collective bargaining agreement with any labor organization; (ii) no labor organization or group of employees has filed any representation petition or made any written or oral demand to Seller for recognition; (iii) to Seller's Knowledge no union organizing or decertification efforts are underway or threatened, and no other claim has been made against Seller or to Seller's Knowledge is threatened against Seller concerning the expansion or extension of representational or collectively bargained rights to any non-union-represented employees of the Business by any labor organization that is currently the exclusive representative of any of the employees of the Business; (iv) within the past five years no labor strike, work stoppage, slowdown, or other material labor dispute has occurred, and none is underway or to Seller's Knowledge, threatened;
(v) there is no worker's compensation liability, experience or matter that could be reasonably expected to have a material adverse effect on the Business; (vi) there is no employment-related charge, complaint, grievance, investigation, or inquiry of any kind, pending or to Seller's Knowledge, threatened in any forum, relating to an alleged material violation or material breach by Seller (or its officers or directors) of any law, regulation or contract; (vii) to Seller's Knowledge, no employee or agent of the Business has committed any act or omission giving rise to liability for any violation identified in subsection (vi) above; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreements that is contrary to the express terms of any applicable Collective Bargaining Agreement with respect to (1) hours of work; (2) assignment of employees to jobs; or (3) layoffs or other workforce reductions (including, but not limited to, severance or notice requests arising therefrom).

          (c) With respect to the Business, (i) any notice required under any labor law or collective bargaining agreement has been given, and all bargaining obligations with any labor organization or other employee representative have been, or prior to Closing will be, satisfied, and (ii) Seller has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN") ,
                                                                        ----
or any similar state or local law or regulation ("Warn Obligations") within the
                                                  ----------------
last 90 days.

          6.20  Employee Benefits.
                -----------------

          (a) The Employee Benefits Schedule sets forth all of the bonus,
                  --------------------------
deferred or incentive compensation, profit sharing, retirement, vacation, sick leave, hospitalization or severance plans, and all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as
                          -----
defined in Section 3(1) of ERISA) for the benefit of employees of the Business other than any "multiemployer plan" (as defined in Section 3(37) of ERISA) (collectively, the "Seller Employee Benefit Plans"). Except as specifically
                    -----------------------------
disclosed on the Employee Benefits Schedule, none of the Seller Employee Benefit
                 --------------------------
Plans are subject to Title IV of ERISA nor provide for medical or life insurance benefits to retired or former employees of the Business (other than as required under Code Section 4980B, or similar state law). Except as specifically disclosed on the Employee Benefits Schedule, neither Seller nor any of its
                 --------------------------
Subsidiaries is a participating or contributing employer in any "multiemployer plan" with respect to employees of the Business (the "Multiemployer Plans"),
                                                      -------------------
neither Seller nor any of its Subsidiaries has incurred any withdrawal liability with respect to any Multiemployer Plan or any liability in connection with the termination or reorganization of any Multiemployer Plan.

          (b) Each Seller Employee Benefit Plan is in all material respects in compliance, and has been administered in all material respects in accordance, with the applicable provisions of ERISA and the Code and all other applicable laws, rules and regulations, including, but not limited to, medical continuation under Code Section 4980B. Neither Seller nor any of its Subsidiaries has (i) engaged in any transaction prohibited by ERISA or the Code; (ii) breached any fiduciary duty owed by it with respect to the Seller Employee Benefit Plans described above; or (iii) failed to file and distribute timely and properly all reports and information required to be filed or distributed in accordance with ERISA or the Code.

          (c) All contributions, premiums or payments under or with respect to a Seller Employee Benefit Plan or a Multiemployer Plan which have become due have been paid.

          (d) Each Seller Employee Benefit Plan which is intended to be qualified under section 401(a) of the Code (i) has been amended to reflect all requirements of the Tax Reform Act of 1986 and all subsequent legislation which is required to be adopted prior to the end of the TRA 86 remedial amendment period and (ii) has received from the Internal Revenue Service a favorable determination letter which considers the terms of such Seller Employee Benefit Plan as amended for such tax law changes.

          (e) Neither Seller nor any of its Subsidiaries has incurred nor has any reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan that Seller or any member of its "controlled group" (within the meaning of Code Section 414) maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

          6.21  Environmental Protection   Except as set forth on the
                ------------------------
Environmental Compliance Schedule attached hereto, to Seller's Knowledge:
---------------------------------

          (a) Seller has materially complied with (except for such fully corrected past noncompliance as to which all related enforcement actions and other third party claims have been fully resolved with all fines and penalties paid in full) and is in material compliance with all Environmental Laws relating to the Business and the Plants.

          (b) Without limiting the generality of the foregoing, Seller has obtained and materially complied with (except for such fully corrected past noncompliance as to which all related enforcement actions and other third party claims have been fully resolved with all fines and penalties paid in full), and is in material compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of the Plants and the operation of the Business as currently conducted; a list of all such permits, licenses and other authorizations is set forth on Environmental
                                                                -------------
Compliance Schedule attached hereto.
-------------------

          (c) Seller has not received any written notice, inquiry letter, written report or other material written communication regarding any actual or alleged material violation of Environmental Laws by Seller or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) of Seller, including any investigatory, remedial or corrective obligations, relating to the Business or the Plants arising under Environmental Laws.

          (d) None of the following exists at any property or facility owned or operated by Seller in connection with the Business: (1) underground storage tanks, (2) asbestos-containing material in friable and damaged form or condition, (3) materials or equipment containing polychlorinated biphenyls, or
(4) landfills, surface impoundments, or disposal areas.

          (e) Neither Seller nor its Affiliates, nor any Predecessor Party has, in connection with the Business, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance), in a manner that has given or would reasonably be expected to give rise to material liabilities pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the
                                                               ------
Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental Laws.
                                       ----

          (f) Except as provided in Section 9.3 and 9.16, Seller has not, either expressly or by operation of law, assumed or undertaken any material liability, including without limitation any obligation for corrective or remedial action, of any other Person, in connection with the Business, relating to Environmental Laws.

          6.22  Indebtedness.  Except as provided on the Indebtedness
                ------------                             ------------
Schedule, Seller does not have any outstanding letters of credit, indebtedness
--------
or other obligation or liability for, resulting from or in connection with indebtedness for borrowed money of any Person, including without limitation any industrial development revenue bond, guarantee, pledge or other similar financial accommodation, with respect to or affecting the Purchased Assets or the Business.

          6.23  Taxes.
                -----

          (a) Seller has duly and timely filed, or has had filed on its behalf, all Tax Returns required to be filed by it in connection with the Business, each such Tax Return has been prepared in compliance with all applicable laws and regulations, all such Tax Returns are true and accurate in all material respects, and all Taxes due and payable by Seller have been or will be paid, except for such failures to file or pay as would not result in a liability of Buyer for such Taxes or give rise to a lien on the Purchased Assets.

          (b) Except as set forth on the Taxes Schedule attached hereto, the
                                         ----- --------
Purchased Assets do not include any obligation to make any payments that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law).

          (c) The Taxes Schedule attached hereto contains a list of states,
                  ----- --------
territories and jurisdictions (whether foreign or domestic) in which Seller filed a Tax Return in connection with the Business for the taxable period ending December 31, 1997.

          6.24  Brokers.  All negotiations relative to this Agreement and the
                -------
transactions contemplated hereby have been carried out by Seller directly with Buyer, without the intervention of any Person (including, without limitation, any broker) on behalf of Seller in such manner as to give rise to any valid claim by such Person against Buyer for a finder's fee, brokerage commission, or similar payment; provided that Seller has used Salomon Smith Barney in
                 --------
connection with the negotiation by Seller of this Agreement and the transactions contemplated hereby. Seller shall be fully responsible for any fees, commissions or payments due to Salomon Smith Barney as a result of the consummation of the transactions contemplated by this Agreement.

          6.25  Disclosure.  No representation or warranty of Seller
                ----------
contained in this Agreement nor any schedule, attachment or exhibit hereto, and no statement contained in any certificate furnished by Seller to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Except as set forth on the Other Matters Schedule to
                                                      ----------------------
Seller's Knowledge, there is no fact or condition (other than (i) general economic, industry or market conditions, (ii) matters generally known to the public and (iii) matters disclosed by Seller in its public filings pursuant to the Securities Exchange Act of 1934) which has not been disclosed to Buyer and which materially affects adversely, or could reasonably be expected to materially affect adversely, the financial condition, operating results, assets, supplier relations or business prospects of the Business.

          6.26  Year 2000.  Except as set forth on the Year 2000 Schedule, to
                ---------                              ------------------
Seller's Knowledge, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems in each case that are included in the Purchased Assets will malfunction, will cease to function, will generate incorrect data, or will produce incorrect results, as a result of processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except for such malfunctions, cessations, incorrect data and incorrect results (x) as would have arisen without regard to the beginning of the twenty-first century and (y) as could not reasonably be expected to have a material adverse effect on the on-going Business.


                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          As an inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants to Seller as follows:

          7.1  Corporate Organization and Power.  Buyer is a corporation
               --------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other Transaction Agreements and to perform its obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby, and to own and lease the properties and other assets it presently owns or leases in the conduct of its business and to carry on such business as presently conducted. Buyer is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in every jurisdiction in which it is required to be so licensed or qualified to conduct its business or to own its assets and where failure to be so licensed or qualified would have a material adverse effect on Buyer or its ability to perform its obligations hereunder or under the other Transaction Agreements.

          7.2  Authorization; No Conflicts; Etc.    The execution, delivery
               ---------------------------------
and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly authorized by all requisite corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Agreements. This Agreement has been duly executed and delivered by Buyer and (assuming the due authorization, execution and delivery hereof by Seller) is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The other Transaction Agreements to be executed and delivered by Buyer will be duly executed and delivered by Buyer at the Closing and (assuming the due authorization, execution and delivery thereof by Seller) will be valid and binding obligations of Buyer and the BWAY Parent Guarantee will constitute a valid and binding obligation of BWAY Corporation, in each case enforceable against Buyer in accordance with their terms. The execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby by Buyer will not: (a) violate any provisions of law applicable to Buyer; (b) with or without the giving of notice and/or the passage of time, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bylaws of Buyer or any material instrument, license, agreement, arrangement, indenture or commitment to which Buyer is a party or by which any of its assets or properties are bound; or (c) constitute a violation of any order, judgment or decree to which Buyer is a party or by which any of its assets or properties are bound.

          7.3  Consents and Approvals.  The execution and delivery by Buyer
               ----------------------
of this Agreement and the other Transaction Agreements does not, and compliance by Buyer with the terms hereof and thereof and the consummation by Buyer of the transactions contemplated hereby and thereby will not, require Buyer to obtain any consent or approval of, or make any filing with or give any notice to, any Person other than notices which will have been given on or prior to the Closing.

          7.4  Legal Proceedings.  There are no legal, administrative or
               -----------------
other proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened, against Buyer which would give any third party the right to enjoin or rescind the transactions contemplated hereby.

          7.5  Brokers.  All negotiations relative to this Agreement and the
               -------
transactions contemplated hereby have been carried out by Buyer directly with Seller, without the intervention of any Person (including, without limitation, any broker) on behalf of Buyer in such manner as to give rise to any valid claim by any Person against Seller, for a finder's fee, brokerage commission or similar payment, provided that Buyer has used Tower Research Associates, Inc. in connection with the negotiation by Buyer of this Agreement and the transactions contemplated hereby and shall be fully responsible for any fees, commissions or payments due to Tower Research Associates, Inc. as a result of the consummation of the transactions contemplated by this Agreement.

          7.6  Disclosure.  No representation or warranty of Buyer contained
               ----------
in this Agreement or any schedule, attachment or exhibit hereto, and no statement contained herein or in any certificate furnished to Seller pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or condition known to Buyer which has not been disclosed to Seller and which materially affects adversely, or could reasonably be expected to materially affect adversely, Buyer's ability to consummate any of the transactions contemplated hereby.

          7.7  Financing.  Buyer has sufficient internal resources or
               ---------
financing commitments from responsible financial institutions to permit Buyer to deliver the Purchase Price to Seller at the Closing (subject to the conditions set forth in that certain letter, dated September 10, 1998, from Bankers Trust as previously delivered to Seller).


                                 ARTICLE VIII

                          COVENANTS PRIOR TO CLOSING

          8.1  Affirmative Covenants of Seller.  Except as otherwise
               -------------------------------
expressly provided herein or as expressly consented to in writing by Buyer, prior to the Closing, Seller shall (with respect to the Business):

          (a) use all reasonable efforts to collect accounts receivable in the ordinary course of business consistent with past practice and shall pay its accounts payable within their stated terms (it being understood that Seller did not pay any accounts payable during the period from October 30, 1998 until the Closing Date) and otherwise conduct the Business only in the ordinary course of business and consistent with past practice;

          (b) use commercially reasonable efforts to preserve intact its business organization and goodwill, order inventory, equipment and services in amounts and at rates consistent with past practice, use all reasonable efforts to keep available the services of its employees to be employed by Buyer after the Closing and use commercially reasonably efforts to maintain satisfactory relationships with suppliers, customers and others having material business relationships with the Business and otherwise act in the interest of maintaining the Business;

          (c) maintain the Purchased Assets in a manner consistent with prior practice, maintain insurance covering the Purchased Assets reasonably comparable to that in effect on the date of the Latest Statement, maintain supplies and spare parts at customary operating levels consistent with past practices, repair or replace in accordance with past practice any inoperable or worn out Purchased Assets and, in the event of a casualty, loss or damage to any of such Purchased Assets prior to the Closing Date for which Seller is insured, either repair or replace such Purchased Assets or transfer the proceeds of such insurance to Buyer on the Closing Date;

          (d) maintain its books, accounts and records in accordance with past custom and practice;

          (e) use commercially reasonable efforts to maintain in full force and effect all registered patents and trademarks that are included in the Purchased Assets under Section 2.1(viii);

          (f) give all notices required to be given by Seller and use all commercially reasonable efforts to obtain (except as otherwise provided in the

Licenses and Permits Schedule) all authorizations, consents, licenses, permits
-----------------------------
and approvals necessary for Seller to consummate the transactions contemplated hereby (including with respect to the matters set forth on the Restrictions
                                                               ------------
Schedule attached hereto) and (to the extent within the control of Seller) to
--------
cause the other conditions to Buyer's obligation to close to be satisfied (including the execution and delivery of all agreements contemplated hereunder to be so executed and delivered);

          (g) use commercially reasonable efforts to facilitate or provide a reasonable opportunity upon Buyer's request for representatives of Buyer to meet with union representatives of each affected bargaining unit prior to the Closing;

          (h) permit Buyer and an environmental consultant selected by Buyer to perform Phase I environmental baseline assessments with respect to the Plants (the cost and expense of which shall be borne solely by Buyer);

          (i) cooperate with Buyer to obtain the Title Policies and Surveys in form and substance as set forth in Section 5.9 above, within the time periods set forth therein;

          (j) promptly inform Buyer in writing of (i) any material breach by Seller that becomes known to Seller of the representations and warranties contained in Article VI hereof or any covenant hereunder by Seller and (ii) any change that becomes known to Seller that, at the Closing Date, would cause Seller not to satisfy the requirements of Section 5.1 above. The parties hereto agree that any breach of this Section 8.1(j) with respect to a breach of a representation or warranty, shall be a breach of such representation or warranty and not this covenant for purposes of Article IX;

          8.2  Negative Covenants of Seller.  Except as provided in the
               ----------------------------
Negative Covenants Schedule, and except as otherwise expressly provided herein
---------------------------
or as expressly consented to in writing by Buyer, prior to the Closing Date, Seller shall not (with respect to the Business):

          (a) sell, lease, license, transfer or otherwise dispose of any interest in any of the Purchased Assets (other than the sale of inventory and collection of accounts receivable in the ordinary course of business consistent with past practice), or take any action to permit, allow or suffer any of the Purchased Assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, other than Permitted Encumbrances and any of the foregoing which shall be in existence as of the date of this Agreement (all of which shall be released, satisfied or otherwise discharged as of the Closing Date, other than the Permitted Encumbrances);

          (b) initiate any new promotional sales or discount or other activity with customers that has or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales that would otherwise be expected to occur in post-Closing periods;

          (c) enter into, establish, amend, terminate or (except as required by the express terms thereof or by applicable law) make any contribution to any Seller Employee Benefit Plan or any other employee benefit plan which covers Transferred Employees;

          (d) terminate or modify any Assumed Contract, or any government license, permit or other authorization;

          (e) enter into any new contracts, agreements or commitments that involve the sale of more than $25,000 of Materials Center Services, or, if entered into prior to the date hereof, would be listed on the Contracts Schedule hereto, in each case other than in the ordinary course of business;

          (f) increase the rates of compensation payable or to become payable to any Business Employees, except in the ordinary course of business and in accordance with existing compensation policies or the existing terms of contracts entered into prior to the date of this Agreement;

          (g) implement any layoffs that could implicate the WARN Act or any similar state or local law or regulation without advance notification to Buyer;

          (h) institute any material change in the conduct of the Business, or any material change in its method of purchase, sale, marketing, distribution, operation or accounting;

          (i) make any capital expenditures or any commitments therefor payable after the Closing in excess of $50,000 in the aggregate; or

          (j) fail to use commercially reasonable efforts to avoid actions that, if taken before the date hereof, would require disclosure pursuant to Section
6.9 above.

          8.3  Access to Information.  Subject to the provisions of the
               ---------------------
Confidentiality Agreement, prior to Closing, Seller shall afford, and shall cause its officers, directors, key employees and advisors to afford, to Buyer and its representatives and lenders full and complete access (during normal business hours and upon reasonable prior notice) to Seller's books and records, facilities, key personnel, customers, suppliers, landlords and independent accountants with respect to the Business in connection with their due diligence review of the Business and its affairs and operations (including, but only to the extent permitted by law, personnel, employee compensation and benefits and labor relations records with respect to employees of the Business and excluding, in any case, information with respect to Seller's actual steel purchase prices); provided that such access shall not
                                           --------
unreasonably interfere with the normal conduct of the Business; and provided
                                                                    --------
further that the Confidentiality Agreement shall not prohibit Buyer from
-------
contacting or discussing the transactions contemplated hereby and Buyer's proposed conduct of the Business following the Closing with, Seller's key personnel, customers, suppliers, landlords and independent accountants as permitted by this Section 8.3. Notwithstanding the foregoing Seller shall not be obligated to take any action that would be commercially unreasonable.

          8.4  Exclusivity.  Prior to the Closing, neither Seller nor any
               -----------
of its Affiliates, officers, directors or agents shall, directly or indirectly,
(i) submit, solicit, initiate, encourage, respond to (other than to explain that discussions are not permitted) or discuss any proposal or offer from any Person relating to the sale of all or any part of the Business or the Purchased Assets (whether by merger, sale of stock or assets or otherwise), other than the sale of inventory and immaterial assets in the ordinary course of business consistent with past practice, (ii) enter into any agreement or commitment related to any such transaction or (iii) furnish any information with respect to or assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. Prior to the Closing, Seller shall immediately cease and cause to be terminated any and all contacts, discussions and negotiations with any Person (other than Buyer) regarding any of the foregoing.

          8.5  Consents and Further Actions.  Seller shall take all
               ----------------------------
commercially reasonable action required to obtain (except as otherwise provided in the Licenses and Permits Schedule) all governmental and third party consents
       -----------------------------
(which shall not modify (other than the assignment by Seller to, and the assumption by, Buyer of), accelerate or otherwise impair the subject contracts or agreements), approvals and agreements reasonably necessary or desirable to authorize, approve or permit the full and complete consummation by Seller of the transactions contemplated by this Agreement. In addition, subject to the terms and conditions herein provided, Seller and Buyer covenant and agree to use their commercially reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things, necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

          8.6  Hart-Scott-Rodino Act.  Prior to the date hereof, each party
               ---------------------
has made initial filings as required under the Hart-Scott-Rodino Act. Each party will furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any additional necessary filings or submissions to any governmental agency in connection with the transactions contemplated hereby, including, without limitation, any additional filings necessary under the Hart-Scott-Rodino Act. Each party will keep the other apprised of the status of any communications with, and inquiries or requests for additional information from, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this

Agreement or the transactions contemplated hereby and shall respond fully to any governmental inquiries as soon as reasonably practicable. Buyer and Seller shall each pay one-half of all Hart-Scott-Rodino Act filing fees.


                                  ARTICLE IX

                             ADDITIONAL AGREEMENTS

          9.1  Survival of Representations and Warranties.  The
               ------------------------------------------
representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by Buyer or Seller to the other party in connection with this Agreement shall survive the Closing as follows:

               (i) the representations and warranties in Section 6.23 (Taxes) shall terminate when the applicable statutes of limitations with respect to the liabilities in question expire (giving effect to any extensions or waivers thereof), plus sixty (60) days;

               (ii) the representations and warranties in Section 6.21 (Environmental Protection) shall terminate on the tenth anniversary of the Closing Date;

               (iii) the representations and warranties in Section 6.20 (Employee Benefits) shall terminate on the fifth anniversary of the Closing Date;

               (iv) the representations and warranties in Sections 6.14(a), the first three sentences of 6.14(b) and clauses (i), (ii) and (vii) of 6.14(b) (Real Properties), Section 6.15 (Title to Purchased Assets), Section 6.24 (Brokers), the first sentence of Section 6.1 (Due Incorporation), Section
     6.2 (Authorization; No Conflicts, etc.), the first sentence of Section 7.1 (Corporate Organization and Power), Section 7.2 (Authorization; No Breach), and Section 7.3 (Consents and Approvals) shall not terminate; and

               (v) all other representations and warranties in this Agreement and the Schedules and Exhibits hereto or in any writing delivered by Buyer or Seller to the other party in connection with this Agreement shall terminate on the second anniversary of the Closing Date;

and no claim for any misrepresentation or breach of any representation or warranty may be made hereunder for the first time after the above described termination date thereof, provided that rights arising from an inaccuracy or
                          -------- ----
breach of any representation or warranty in respect of which indemnity may be sought under Section 9.2 or 9.3, and the indemnity with respect thereto, shall survive the time at which they would otherwise terminate pursuant to this
Section 9.1 if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The representations and warranties in this Agreement by Seller and Buyer shall in no event be affected by any investigation, inquiry or examination made for or on behalf of Buyer or Seller, respectively, or the knowledge of any of Buyer's or Seller's officers, directors, employees, Affiliates or agents, respectively, or the acceptance by Buyer or Seller, respectively, of any certificate or opinion hereunder. Notwithstanding the terms of Section 9.2(b)(iii), Buyer shall not have the obligation to indemnify any Seller Party for, save or hold any Seller Parties harmless against, or pay on behalf of or reimburse any Seller Parties for, any Losses arising under Section 9.2(b)(iii) with respect to any liabilities or obligations caused by the operation of the Business by any direct or indirect successor or assignee of Buyer that is not an Affiliate of Buyer, unless Buyer receives notice from the applicable Seller Party of a claim for indemnification for such Losses prior to the tenth anniversary of the Closing Date.

          9.2  General Indemnification.
               -----------------------

          (a) Indemnification for Benefit of Buyer.  After the Closing, Seller
              ------------------------------------
shall indemnify Buyer and its Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and, to the extent permitted pursuant to Section 11.4, assigns (collectively, the "Buyer Parties") and save
                                                      -------------
and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage (including diminutions in value and consequential damages), deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties and reasonable attorneys', consultants' and other experts' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and enforcement of its rights hereunder) (collectively, "Losses")
                                                                   ------
which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, or by virtue of: (i) any breach of any representation or warranty of Seller (other than Environmental Representations) under this Agreement or any of the Schedules or other Transaction Agreements or in any of the certificates furnished to Buyer by Seller pursuant to this Agreement (in each case ignoring, for purposes of determining the inaccuracy or breach thereof and the amount of Losses relating thereto, any qualification as to materiality contained in any such representation or warranty); (ii) any nonfulfillment or breach of any covenant or other agreement by Seller under this Agreement or any of the Schedules and other Transaction Agreements; or (iii) except with respect to Environmental Laws and Environmental Matters (which are the subject of
Section 9.3 below) and except as to employee matters that are otherwise treated in Article X, any liability or obligation with respect to the Excluded Liabilities and other liabilities of Seller arising from other businesses that are not the Business; provided that Seller shall not have any liability under
                      -------- ----
clause (i) above (other than with respect to the representations and warranties contained in Sections 6.2, 6.3(b), the first sentence of 6.12(a), 6.14(a), the first three sentences of 6.14(b) and clauses (i), (ii) and (vii) of 6.14(b), 6.15(a) and (c), 6.23 and 6.24) unless the aggregate of all Losses relating thereto for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $350,000 and then Seller shall be liable for all such Losses in excess of one half of the $350,000 threshold amount (i.e., $175,000) and shall not be liable for $175,000 of such Losses; and provided
                                                                   --------
further that Seller shall not have any liability under clause (i) above for any
-------
individual item where the Loss relating to such item is less than $5,000 (it being understood, however, that all Losses related to claims arising out of the same or related facts, events or circumstances shall be considered an individual item for purposes of this Agreement and all such items shall be aggregated for purposes of this proviso to this Section 9.2(a); and provided
                                                                    --------
further that Seller's aggregate liability under clause (i) above (other than
-------
with respect to the representations and warranties contained in Sections 6.2, 6.3(b), the first sentence of 6.12(a), 6.14(a), the first three sentences of 6.14(b) and clauses (i), (ii) and (vii) of 6.14(b), 6.15(a) and (c), 6.23 and
6.24) shall in no event exceed $20,000,000 (it being understood, however, that nothing in this Agreement (including Section 9.1 and this Section 9.2(a)) shall limit or restrict any of the Buyer Parties' rights to maintain or recover any amounts in connection with any action or claim based upon intentional misrepresentation by Seller or intentional deceit by Seller or with respect to any intentional breach of any representation or warranty made by Seller in this Agreement).

          (b) Indemnification for Benefit of Seller.  After the Closing, Buyer
              -------------------------------------
shall indemnify Seller and its Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and, to the extent permitted pursuant to Section 11.4, assigns (collectively, the "Seller Parties") and save
                                                      --------------
and hold each of them harmless against and pay on behalf of or reimburse such Seller Parties as and when incurred for any Losses which any such Seller Party may suffer, sustain or become subject to, as the result of, in connection with or by virtue of: (i) any breach of any representation or warranty of Buyer under this Agreement or any of the Schedules or other Transaction Agreements or in any of the certificates furnished to Seller by Buyer pursuant to this Agreement (in each case ignoring, for purposes of determining the inaccuracy or breach thereof and the amount of Losses relating thereto, any qualification as to materiality contained in such representation or warranty); (ii) any nonfulfillment or breach of any covenant or other agreement by Buyer under this Agreement or the Schedules and other Transaction Agreements; (iii) any liability or obligation with respect to any Assumed Liabilities or caused by the operation of the Business by Buyer or its Affiliates (or any of their respective successors or assigns), including any liability or obligation caused by employment actions taken by Buyer, after the Closing (but only to the extent such liabilities or obligations are not Excluded Liabilities or matters for which Seller has agreed to indemnify Buyer); provided that Buyer shall not have
                                             -------- ----
any liability under clause (i) above (other than with respect to the representations and warranties contained in the first sentence of Section 7.1 or in Sections 7.2, 7.3 and 7.5) unless the aggregate of all Losses relating thereto for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $350,000 and then Buyer shall be liable for all such Losses in excess of one half of the $350,000 threshold amount (i.e., $175,000) and shall not be liable for $175,000 of such Losses; and provided further that Buyer shall not have any liability under clause (i) above for any individual item when the Loss relating to such item is less than $5,000 (it being understood, however, that all Losses related to claims arising out of the same or related facts, events or circumstances shall be considered an individual item for purposes of this Agreement and all such items shall be aggregated for purposes of this proviso to this Section 9.2(b); and provided further that
                                                     -------- -------
Buyer's aggregate liability under clause (i) above (other than with respect to the representations and warranties contained in the first sentence of Section
7.1 and in Sections 7.2, 7.3 and 7.5) shall in no event exceed $20,000,000 (it being understood, however, that nothing in this Agreement (including Section 9.1 and this Section 9.2(b)) shall limit or restrict any of the Seller Parties' rights to maintain or recover any amounts in connection with any action or claim based upon intentional misrepresentation by Buyer or intentional deceit by Buyer or with respect to any intentional breach of any representation or warranty made by Buyer in this Agreement).

          (c) Manner of Payment.  The amount of any indemnification payments due
              -----------------
to the Buyer Parties or the Seller Parties pursuant to this Section 9.2, Sections 9.3 or 9.5 or Article X below shall be effected by wire transfer of immediately available funds from Seller or Buyer, as the case may be, to an account designated by Buyer or Seller, as the case may be, within five business days after the determination thereof.

          (d) Defense of Third Party Claims.  Any party making a claim for
              -----------------------------
indemnification under this Agreement (an "Indemnitee") shall notify the party
                                          ----------
from which it seeks indemnification (the "Indemnitor") of the claim in writing
                                          ----------
promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), or any other condition, event or occurrence for which indemnification may be sought, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify an Indemnitor shall not
               -------- ----
relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the Losses for which the Indemnitor is obligated to be substantially greater than such Losses would have been had the Indemnitee given the Indemnitor prompt notice hereunder. The Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense and to be kept reasonably informed by the Indemnitee regarding such action, lawsuit, proceeding, investigation or claim upon reasonable request by Indemnitor, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof provided that it appoint a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided further that, prior to the Indemnitor assuming control of such
         -------- -------
defense it shall first (i) verify to the Indemnitee in writing that such Indemnitor shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to the entire matter which gives rise to such claim for indemnification and that it will provide full indemnification (whether or not otherwise required hereunder) to the Indemnitee with respect to such matter, action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder and (ii) enter into an agreement with the Indemnitee in form and substance reasonably satisfactory to the Indemnitee which agreement unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such action, lawsuit, proceeding, investigation or facts giving rise to such claim for indemnification hereunder and furnish the Indemnitee with evidence which (in the reasonable judgment of the Indemnitee) demonstrates that the Indemnitor has resources sufficient to satisfy any such liability or obligation; and provided
                                                                      --------
further, that:
-------

               (i) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose;

     provided that the fees and expenses of such separate counsel shall be borne
     -------- ----
     by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor) (it being understood that Indemnitees will not retain more law firms than are reasonably necessary to handle such matter);

               (ii) the Indemnitor shall not be entitled to assume control of such defense and shall pay the reasonable fees and expenses of the law firms retained by the Indemnitees that are reasonably necessary to handle such defense if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) there is a reasonable probability that an indemnifiable claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, including by having a material detrimental impact on the Indemnified Party's business reputation or future business prospects; (C) the claim seeks an injunction or material non-monetary equitable relief against the Indemnitee; or (D) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim;

               (iii) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other material nonmonetary equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim (without prejudice); and

               (iv) if the Indemnitee shall control the defense of any such claim, the Indemnitee shall obtain the prior written consent of the Indemnitor (which shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim.

In any case, the Indemnitor and the Indemnitees shall cooperate in all respects in the defense of any claim. In no event shall the Indemnitees retain more law firms than are reasonably necessary to handle such matter.

          (e) Treatment of Indemnity Payments.  Any indemnity payment under this
              -------------------------------
Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes. The party to be indemnified under this Section 9.2 , Sections 9.3 and
9.5 below and Article X shall use reasonable efforts to mitigate the amount of its Losses. No obligation of any party to "pay on behalf of" the other party (or any Buyer Parties or Seller Parties) any demand, claim, action or cause of action of or by any Person shall obligate such party to pay any amount which such party believes, in good faith, is not owing to such Person by the Indemnitor or the Indemnitees, provided that this sentence shall not limit or otherwise affect any indemnification, hold harmless or reimbursement obligations of such party.

          (f) Net Losses.  Notwithstanding anything herein to the contrary, the
              ----------
amount of any Losses incurred or suffered by any party shall be calculated after giving effect to (i) any recoveries obtained by such party or its Affiliates from any other third party (including insurance proceeds (net of the present value of any increased premiums)) reimbursing such party for that Loss and (ii)
(A) the amount of any Tax benefit actually received by the party seeking indemnification or its Affiliates as a result of that Loss and (B) the present value of the amount of any Tax due with respect to any payments actually received by the party seeking indemnification as a result of that Loss. If any such recoveries or benefits are received by an Indemnitee with respect to any Losses after an Indemnitor has made a payment to the Indemnitee with respect thereto, the Indemnitee shall pay to the Indemnitor the amount of such recoveries or benefits (up to the amount of the Indemnitor's payment).

          (g) Subrogation.  Upon making any payment to an Indemnitee in respect
              -----------
of any Losses, the Indemnitor will, to the extent of such payment, be subrogated to all rights of the Indemnitee against any third party (other than the Indemnitee's insurance company, it being acknowledged that the Indemnitor is not permitted to make any claims against Indemnitee's insurance company under this
Section 9.2(g) in respect of the Losses to which such payment relates). The parties will execute upon request all instruments reasonably necessary to evidence and perfect such subrogation rights.

          9.3  Environmental Indemnification.
               -----------------------------

          (a) The parties agree that the provisions set forth in this Section
9.3 and in Sections 9.4, 9.6, 9.14(d) and 9.16 (collectively the "Environmental Provisions") are the exclusive provisions of this Agreement applicable to the rights and obligations of the parties relating to Environmental Laws, Environmental Matters and Environmental Representations. In the event that any Environmental Provision shall conflict with any other provision of this Agreement, or in the event that any of the subject matter of any Environmental Provision is dealt with in any other provision of this Agreement, including
Section 9.2 or 9.5, the Environmental Provisions shall govern.

          (b) Seller shall indemnify the Buyer Parties and save and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties as and when incurred for any Losses (including any liability for personal injury, property damage, onsite cleanup costs, or damage to natural resources, and any obligation to investigate or remediate contamination of land, surface water or ground water) which any such Buyer Party may suffer, sustain or become subject to as a result of, in connection with, or by virtue of:

               (i) any Known Environmental Matters;

               (ii) any Other Site Environmental Matters;

               (iii)  any Off-Site Disposal Environmental Matters; and

               (iv) any breach of the covenant set forth in the first sentence of Section 9.14(d)

          (c) Buyer and Seller shall be responsible for Losses which they or their Affiliates, successors or permitted assignees may suffer, sustain or become subject to as a result of, in connection with, or by virtue of, Unknown Environmental Matters, breaches of Environmental Representations or breaches of the covenant set forth in the second sentence of Section 9.14(d), as follows:
(A) Buyer shall be responsible for, and be required to indemnify Seller for, all such Losses, up to an aggregate amount of $500,000 (the "Buyer Environmental
                                                         -------------------
Basket"); (B) Seller shall be responsible for, and be required to indemnify
------
Buyer for, all such Losses, greater than the aggregate amount of $500,000 up until the aggregate amount of $3,500,000 (the "Seller Environmental Increment");
                                               ------------------------------
and (C) Buyer and Seller shall be equally responsible for, and be required to indemnify each other for, so that each shall suffer or incur fifty percent of, all such Losses over the aggregate amount of $3,500,000.

          (d) The obligations set forth in Section 9.3(b)(i), (ii), (iii) and
(iv) shall survive the Closing and exist indefinitely. The parties' obligations set forth in Section 9.3(c) shall survive the Closing and exist until the tenth anniversary of the Closing Date; provided that a party's obligations thereunder
                                 -------------
as to any matter shall survive that time if and to the extent written notice of a demand for indemnification as to such matter shall have been given prior to such time.

          9.4  Special Procedures Relating to Environmental Indemnification
               ------------------------------------------------------------

          (a) This Section 9.4 sets forth procedures governing the conduct, control and completion of environmental investigatory, corrective and remedial actions with respect to matters which are the subject of claims for indemnification pursuant to Section 9.3 hereof. Such claims shall also be governed by the terms of Section 9.2(c), (d), (e), (f) and (g).

          (b) With respect to (I) any claim by a Buyer Party pursuant to Section 9.3(c) (including without limitation any claim arising from a third party claim directed against both a Buyer Party or Buyer Parties and a Seller Party or Seller Parties), commencing when the Buyer Parties have incurred Losses which, in the aggregate, satisfy the Buyer Environmental Basket, and terminating when the Seller Parties have incurred Losses which, in the aggregate, satisfy the Seller Environmental Increment, and (II) any claim by a Buyer Party pursuant to Sections 9.3(b)(i), (ii), (iii) or (iv), Seller shall be entitled to assume Principal Management of any investigatory, corrective or remedial actions associated with such claim (or portion of such claim subject to indemnification of the Buyer Parties by Seller under Section 9.3 if such portion is reasonably segregatable from the remainder of such claim) solely under the following circumstances. To assume Principal Management, Seller must notify Buyer that it intends to assume Principal Management. To assume Principal Management, Seller must also (i) verify to Buyer in writing that Seller shall be fully responsible (with no reservation of any rights) for all Losses relating to such claim (or the reasonably segregatable portion of such claim) for indemnification (or, with respect to any claim by a Buyer Party pursuant to Section 9.3(c), for such Losses until the Seller Environmental Increment has been satisfied) and that it will provide full indemnification (or, with respect to any claim by a Buyer

Party pursuant to Section 9.3(c), indemnification up to satisfaction of the Seller Environmental Increment) (whether or not otherwise required hereunder) to Buyer with respect to such matter giving rise to such claim for indemnification hereunder and (ii) enter into an agreement with Buyer in form and substance reasonably satisfactory to Buyer which agreement unconditionally guarantees the payment and performance of all such liabilities or obligations (or, with respect to any claim by a Buyer Party pursuant to Section 9.3(c), for such liabilities and obligations until the Seller Environmental Increment has been satisfied) which may arise with respect to such matter giving rise to such claim for indemnification hereunder and furnish Buyer with evidence which (in the reasonable judgment of Buyer) demonstrates that Seller has resources sufficient to satisfy any such liabilities or obligations. With respect to any such claim, upon written request by Seller, the Buyer Parties shall provide to Seller all material nonprivileged information in the possession of the Buyer Parties to assist Seller in ascertaining whether the claim is subject to indemnification under this Agreement. In the event Seller elects not to undertake Principal Management in accordance with the foregoing terms or fails to comply with its obligations herein when exercising Principal Management, Buyer may assume Principal Management of the subject matter of the claim.

          (c) With respect to any claim by a Buyer Party pursuant to Section 9.3(c), until such time as the Buyer Parties have incurred Losses which, in the aggregate, satisfy the Buyer Environmental Basket, and recommencing at such time as the Seller Parties have incurred Losses which, in the aggregate satisfy the Seller Environmental Increment, Buyer shall undertake Principal Management of any investigatory, corrective or remedial actions associated with such claim.

          (d) With respect to a claim by a Seller Party pursuant to Section 9.3(c) arising from a third party claim directed solely against a Seller Party or Seller Parties and not directed against a Buyer Party or Buyer Parties, commencing when the Buyer Parties have incurred Losses which, in the aggregate, satisfy the Buyer Environmental Basket, Seller shall undertake Principal Management of any investigatory, corrective or remedial actions associated with such claim.

          (e) With respect to any claim by a Seller Party pursuant to Section 9.3(c) arising from a third party claim directed solely against a Seller Party or Seller Parties and not directed against a Buyer Party or Buyer Parties, until such time as the Buyer Parties have incurred Losses which, in the aggregate, satisfy the Buyer Environmental Basket, Buyer shall be entitled to assume Principal Management of any investigatory, corrective or remedial actions associated with such claim (or portion of such claim subject to indemnification of the Seller Parties by Buyer under Section 9.3(c) if such portion is reasonably segregatable from the remainder of such claim), solely under the following circumstances. To assume Principal Management, Buyer must notify Seller that it intends to assume Principal Management. To assume Principal Management, Buyer must also (i) verify to Seller in writing that Buyer shall be fully responsible (with no reservation of any rights) for all Losses relating to such claim (or the reasonably segregatable portion of such claim) for indemnification until satisfaction of the Buyer Environmental Basket and that it will provide indemnification until satisfaction of the Buyer Environmental Basket (whether or not otherwise required hereunder) to the Seller Parties with respect to such matter giving rise to such claim for indemnification hereunder and (ii) enter into an agreement with Seller in form and substance reasonably satisfactory to Seller which agreement unconditionally guarantees the payment and performance of all such liabilities or obligations (until the Buyer Environmental Basket has been satisfied) which may arise with respect to such matter giving rise to such claim for indemnification hereunder and furnish Seller with evidence which (in the reasonable judgment of Seller) demonstrates that Buyer has resources sufficient to satisfy any such liability or obligation. With respect to any such claim, upon written request by Buyer, Seller shall provide to Buyer all material nonprivileged information in the possession of the Seller Parties to assist Buyer in ascertaining whether the claim is subject to indemnification under this Agreement. In the event Buyer elects not to undertake Principal Management in accordance with the foregoing terms or fails to comply with its obligations herein when exercising Principal Management, Seller may assume Principal Management of the subject matter of the claim.

          (f) The party not exercising Principal Management with respect to a particular matter shall be entitled to reasonably participate in the management of such matter. Such participation shall include, without limitation: (i) the right to receive copies of all nonprivileged reports, workplans and analytical data obtained by a Party or any of its Affiliates or submitted to governmental agencies, all notices or other letters or documents received from governmental agencies, any other documentation and correspondence materially bearing to the claim, and notices of material meetings; (ii) the opportunity to attend and participate in such material meetings; and (iii) the right to reasonably consult with, and approve in advance material actions by, the party exercising Principal
Management (such approval not to be unreasonably withheld or delayed).   With
respect to Unknown Environmental Matters, after the Seller Environmental Increment has been satisfied, the cost and expense of such reasonable participation by the party not exercising Principal Management shall be shared equally between the parties; in all other cases, the cost of such reasonable participation shall be borne by the party not exercising Principal Management.

          (g) In the event it undertakes Principal Management of any matter, Seller shall, upon reasonable notice to Buyer, have reasonable access to the relevant subject property (and any related facility) of the Buyer Party. Seller shall undertake all activities that it conducts or coordinates hereunder in a manner that does not unreasonably interfere with the day-to-day operation of any such facility of the Buyer Party.

          (h) The party undertaking Principal Management hereunder for any matter shall manage the matter reasonably and in good faith and in a responsible manner (taking into reasonable account the interests of both Buyer and Seller), and any activities conducted in connection therewith shall be undertaken reasonably promptly and completed reasonably expeditiously using commercially reasonable efforts, subject to the schedules and approvals required by the applicable governmental body. The parties agree to reasonably cooperate with one another in connection with addressing any matter hereunder. Either party may take such action as is reasonable under the circumstances, and without prejudice to its rights to indemnification under this Agreement, to respond to an actual or threatened emergency or imminent endangerment situation arising from a matter otherwise covered hereunder.

          (i) Any remedial action covered hereunder shall be deemed to have been adequately completed to the extent that it: (i) attains compliance with Environmental Laws as in effect on the date hereof, except that with respect to remediation of soil and/or groundwater, compliance shall be in accordance with Environmental Laws as in effect at the time of such completion, including without limitation, all action levels or cleanup standards promulgated thereunder, and (ii) does not unreasonably interfere with the operations at the affected property.

          9.5  Other Specific Indemnification for the Benefit of Buyer.  (a)
                -------------------------------------------------------
Without limiting Buyer's rights and Seller's obligations under Sections 9.2 and
9.3 hereof, after the Closing, Seller shall indemnify the Buyer Parties and save and hold each of them harmless against, and pay on behalf of or reimburse such Buyer Parties as and when incurred for, any Losses (other than Losses for Assumed Liabilities) which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, or by virtue of:

               (i) subject to sharing arrangements specified in Sections 2.7, 3.2, 5.8, 5.9, 8.6 and 9.7, any of Seller's liabilities or obligations for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement by Seller and its Affiliates or the consummation (or preparation for the consummation) by Seller and its Affiliates of the transactions contemplated hereby (including all attorneys', accountants' and investment banking fees and expenses);

               (ii) other than the obligation to contribute to the GCIU Pension Fund as provided under Section 10.2(a), any liability or obligation of Seller or any of its Affiliates or Predecessor Parties under or with respect to any Seller Employee Benefit Plan or any other employee health, welfare or benefit plan, retiree health or welfare plan or policy, severance plan or policy in connection with the Business or any other program, policy or arrangement presently or formerly maintained or contributed to in connection with the Business by any member of the controlled group of companies (as such term is defined in Section 414 of the Code) of which Seller is or was a member, or with respect to which Seller or such controlled group member has any liability;

               (iii) any liabilities or obligations of Seller or any of its Affiliates or Predecessor Parties relating to Business Employees who are offered employment by Buyer in accordance with Section 10.1(a) below but who do not become Transferred Employees;

               (iv) any liabilities or obligations of Seller or any of its Affiliates or Predecessor Parties for indebtedness for borrowed money or indebtedness secured by liens on its assets or guarantees of any of the foregoing;

               (v) any liabilities or obligations of Seller or any of its Affiliates or Predecessor Parties in respect of any of the Excluded Assets (including under any contracts, leases, commitments or understandings related thereto);

               (vi) any liability or obligation of Seller or any of its Affiliates or Predecessor Parties for Taxes arising from the pre-Closing conduct of the Business by Seller or any of its Affiliates or Predecessor Parties or (except as otherwise provided in Section 9.7) of Seller or any of its Affiliates or Predecessor Parties with respect to the Purchased Assets, including any liability or obligation of Seller or any of its Affiliates or Predecessor Parties in respect of any amount of Taxes (including any liabilities relating to Taxes arising as a result of Seller or any of its Affiliates or Predecessor Parties at any time being a member of an Affiliated Group) which are imposed on or measured by the income of Seller or any of its Affiliates or Predecessor Parties for any taxable period (including all prior taxable years) or portion thereof ending immediately prior to the Closing Date;

               (vii) any liabilities or obligations of Seller or any of its Affiliates or Predecessor Parties with respect to any Materials Center Services provided, Secondary Steel sold, or other products that were manufactured, marketed or sold, by Seller or any of its Affiliates or Predecessor Parties in connection with the Business as conducted by such Person prior to the Closing Date, including product liability and infringement claims in connection therewith and any related claims and litigation in connection therewith, whether asserted prior to, on or after the Closing Date;

               (viii) any liabilities or obligations of Seller or any of its Affiliates or Predecessor Parties for salary, bonuses or other payments or liabilities of any kind to any Business Employees, or other individuals employed by Seller or any of its Affiliates or Predecessor Parties, in each case with respect to service in the Business as conducted by such Person prior to the Closing and their respective families, dependents, representatives or survivors (other than accrued vacation and sick pay relating to Transferred Employees for 1998 that are Assumed Liabilities) which arose prior to the Closing Date;

               (ix) any liability or obligation of Seller or any of its Affiliates or Predecessor Parties relating to workers' compensation claims for Business Employees or other individuals employed by Seller or any of its Affiliates or Predecessor Parties with respect to service in the Business prior to the Closing Date which were filed or presented before the Closing Date or which are filed or presented after the Closing Date but are based on occurrences before the Closing Date;

               (x) except with respect to Environmental Laws and Environmental Matters (which are the subject of Section 9.3 above), any liabilities or obligations of Seller or any of its Affiliates or Predecessor Parties (A) arising by reason of any violation or alleged violation, existing at any time prior to the Closing Date and arising from the conduct of the Business by Seller or its Affiliates or Predecessor Parties, of any federal, state, local or foreign law or any requirement of any governmental authority or (B) arising by reason of any breach by Seller or any of its Affiliates or Predecessor Parties, or any alleged breach by Seller or any of its Affiliates or Predecessor Parties, occurring in the operation of the Business prior to the Closing Date or as a result of the Closing, of any agreement, contract, lease, license, commitment, instrument, judgment, order or decree;

               (xi) except with respect to Environmental Laws and Environmental Matters (which are the subject of Section 9.3 above), any liabilities or obligations of Seller or any of its Affiliates or Predecessor Parties relating to any legal action, proceeding or claim to the extent arising out of (i) any accidents, occurrences, actions or omissions prior to the Closing Date by Seller or any of its Affiliates or Predecessor Parties in connection with the conduct of the Business prior to the Closing Date, (ii) Seller's or any of its Affiliates' or Predecessor Parties' conduct or operation of the Business prior to the Closing Date, or (iii) any other conduct or omission in connection with the Business by Seller or any of its Affiliates or by any of Seller's or any of its Affiliates' officers, directors, employees, consultants, agents or advisors, in each case, in their capacities as such, prior to the Closing Date; and

               (xii) except with respect to Environmental Laws and Environmental Matters (which are the subject of Section 9.3 above), any other liabilities or obligations of Seller or any of its Affiliates or Predecessor Parties relating to the Business not expressly assumed by Buyer pursuant to Section 2.3 above.

          (b) Buyer's right to indemnification by Seller pursuant to this
Section 9.5 is independent of other indemnification rights and the representations, warranties and other covenants and agreements set forth in this Agreement. Buyer has the right to be indemnified by Seller with respect to the matters set forth in this Section 9.5 notwithstanding any disclosures made by Seller, including in the Schedules hereto. However, the obligations under this
Section 9.5 shall be subject to the provisions of Section 9.2(d), (e), (f) and
(g).

          (c) If any provision of this Section 9.5 is inconsistent with the terms of Article X, the terms of Article X shall prevail.

          (d) Notwithstanding any of the terms of this Section 9.5 and Section 9.2(a)(iii), nothing in this Section 9.5 or in Section 9.2(a)(iii) shall obligate Seller to indemnify any Buyer Party for, save or hold any Buyer Party harmless against, or pay on behalf of or reimburse any Buyer Party for, any Losses which any Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, or by virtue of (i) any actions taken by any Buyer Party prior to the Closing or any transactions or dealings between any Buyer Party and any Person prior to the Closing, (ii) any condition of any Real Property, any Plant or any other Purchased Asset or (iii) any violation of law (or other requirement of any governmental authority) occurring or existing after the Closing; it being agreed, in each case, that Buyer's rights and Seller's obligations under other provisions of this Agreement (including Sections 9.2(a)(i) and (ii) and Section 9.3) are not limited by the foregoing.

          (e) Notwithstanding any of the terms of Sections 9.2(a) and 9.5 and
Article X and except with respect to Environmental Laws and Environmental Matters (which are the subject of Section 9.3), Seller shall not have any obligation to indemnify any Buyer Parties for, save or hold any Buyer Parties harmless against, or pay on behalf of or reimburse any Buyer Parties for, any Losses which the Buyer Parties may suffer, sustain or become subject to, as a result of, in connection with, or by virtue of, any debts, liabilities or obligations of Predecessor Parties (i) unless the aggregate of all Losses relating thereto exceeds on a cumulative basis an amount equal to $50,000 and then Seller shall be liable, subject to clause (ii), only for all such Losses in excess of such $50,000 amount, (ii) to the extent such Losses exceed $3,000,000 in the aggregate and (iii) unless Seller receives notice from the applicable Buyer Party of a claim for indemnification for such Losses prior to the fifth anniversary of the Closing Date. However, the foregoing does not in any way limit any obligation of Seller under this Agreement to indemnify any Buyer Party for, and to save or hold any Buyer Party harmless against, any Losses which the Buyer Parties may suffer, sustain or become subject to, as a result of, in connection with, or by virtue of, any debts, liabilities or obligations of Seller or any of its Affiliates.

          9.6  Exclusive Remedy.  Except for injunctive and other non-
                ---------------
monetary equitable remedies that may be available (excluding those with respect to Environmental Matters and Environmental Laws), the indemnification provisions and remedies set forth in this Agreement and the rights and remedies under or in respect of the BWAY Parent Guarantee and the U.S. Can Parent Guarantee shall be the exclusive remedies that the Buyer Parties or the Seller Parties have with respect to any misrepresentation or breach of or inaccuracy in any representation or warranty, or any breach of or failure to perform any covenant or obligation, set forth in this Agreement or any other Transaction Agreement, or for any other matter or claim arising under or in connection with this Agreement or any other Transaction Agreement, the Real Property or the Purchased Assets, the events giving rise to this Agreement or any other Transaction Agreement or the transactions provided for herein or therein or contemplated hereby or thereby. To the extent that any party or any of its Affiliates (or any other Buyer Party or Seller Party) incurs or suffers any Losses in connection with, arising from or related to this Agreement, the Transaction Agreements, the transactions contemplated hereby or thereby or the Real Property or the Purchased Assets for which it may assert any other right to indemnification, contribution or recovery under law (including any Environmental Law or otherwise), such party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates (and each other Buyer Party or Seller Party, as the case may be) to waive, release and agree not to assert, such right except to the extent such right is preserved under this Agreement. With respect to any breach of the first sentence of Section 6.12(a) arising from Seller's transfer of an asset the value of which exceeds $20,000 from one of the Plants to another of its facilities at any time after September 1, 1997 (a "Transferred Asset"), Seller shall, at its sole cost and expense, at Buyer's
------------------
request and in lieu of any other right to recover monetary Losses for the replacement of such missing asset (but without prejudice to any other Losses incurred in connection therewith), transfer to Buyer, and install in the Plant designated by Buyer any such Transferred Asset (or an asset of equal or better quality and functionality).

          9.7  Liability for Certain Taxes.  All sales, use, excise, value-
               ---------------------------
added, goods and services, transfer, recording, documentary, registration, conveyancing and similar Taxes that may be imposed on the sale and transfer of the Purchased Assets (including any stamp, duty or other Tax chargeable in respect of any instrument transferring property and any recording fees or expenses payable in connection with the sale and transfer of the Business Proprietary Rights included in the Purchased Assets), together with any and all penalties, interest and additions to Tax with respect thereto, shall be paid one-half by Seller and one-half by Buyer. Buyer and Seller shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of applicable law in connection with the payment of any such Taxes described in the immediately preceding sentence. Buyer and Seller shall cooperate in providing each other with appropriate resale exemption certification and other similar Tax and fee documentation.

          9.8  Noncompete Agreement.
               --------------------

          (a) Seller agrees that for a period of seven years following the Closing Date (the "Noncompetition Period") it shall not, and it shall not permit
                   ---------------------
any of its Affiliates to, directly or indirectly, engage in or participate in the Restricted Business anywhere in the United States or Canada, or permit its name to be used in the conduct of the Restricted Business by any Person (other than Seller and its Affiliates) engaging in or participating in the Restricted Business anywhere in the United States or Canada; provided that, notwithstanding
                                                  -------- ----
the foregoing, (i) Seller, each of its Affiliates and any third parties may perform Materials Center Services for itself and any member of the Seller Group as an integrated part of the U.S. Can Product Business, (ii) any member of the Seller Group may purchase and use steel (including Secondary Steel) to perform the U.S. Can Product Business and may sell products of the U.S. Can Product Business (including those which are composed or contain Secondary Steel), (iii) any member of the Seller Group may sell (x) Secondary Steel and/or products formed out of Secondary Steel to any Person to the extent Seller (or another member of the Seller Group) acquired such Secondary Steel for use in the U.S. Can Product Business and Seller (or such other member of the Seller Group) is not able to use such Secondary Steel for the purpose for which it was originally bought within a commercially reasonable time, provided that Seller (or such other member of the Seller Group) sells such Secondary Steel at or below the price actually paid by Seller (or such other member of the Seller Group) to the third-party supplier for such Secondary Steel and (y) Secondary Steel to other members of the Seller Group and to scrap dealers, (iv) after the first anniversary of the Closing Date, Seller and other members of the Seller Group may perform Materials Center Services for customers of Seller or another member of the Seller Group existing as of the Closing Date, and after the fifth anniversary of the Closing Date, Seller and other members of the Seller Group may perform Materials Center Services for then-existing customers of Seller or another member of the Seller Group who have been purchasing products of the U.S. Can Product Business from Seller or another member of the Seller Group for at least one year, if but only if (in each case) such customer undertakes to self-manufacture the type of product Seller or another member of the Seller Group sold to such customer before such date, (v) Seller or another member of the Seller Group shall be permitted to continue to perform in a manner consistent with past practice (A) coil shearing services at its Weirton, West Virginia, plant for consumption or resale by the Weirton Steel plant located in Weirton, West Virginia, (B)

Materials Center Services at its Weirton, West Virginia plant for use in production of products manufactured at the plant currently owned by Hunt-Wesson located in Tennessee and (C) Materials Center Services at any facility of Seller for consumption or resale by Desperate Enterprises at its existing facility or any other facility at which Desperate Enterprises or its Affiliates may manufacture the product(s) with respect to which Seller is performing services as of or during the 12 months prior to the Closing Date, (vi) until December 31, 1998, Seller may perform slitting and coating services for Ball Corporation out of its Weirton, West Virginia plant, (vii) Seller and the other members of the Seller Group may purchase and own Equity Interests of, or purchase and own (and operate) all or substantially all of the assets of, any entity or business unit if, (A) as of the date of such purchase, no more than 25% of the revenues of such entity or unit are derived from the Restricted Business (and the revenues derived from the Restricted Business in the last full fiscal year are no more than $10 million in the aggregate) and (B) following the date of such purchase Seller or such other member of the Seller Group does not increase in any respect the capacity thereof with respect to the Restricted Business, provided that the limitations in clause (A) shall not apply to any purchase by Seller or any other member of the Seller Group of Equity Interests or assets of Clarcor and (viii) no Person which acquires (directly or indirectly, whether by purchase, merger or otherwise) any Equity Interests of Parent, Seller or any of its Subsidiaries, and no Affiliate of such acquiring Person (other than Parent, Seller and its Subsidiaries), shall be prohibited from any action otherwise restricted under this Section 9.8 or otherwise restricted in engaging in the Restricted Business, provided that, in engaging in the Restricted Business, no such Person shall
-------- ----
during the Noncompetition Period use any of Seller's, Parent's or its Subsidiaries' (as such Subsidiaries are determined immediately prior to such acquisition) plants or facilities. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as a stockholder, partner, joint venturer, franchisor, franchisee, or otherwise having a financial stake therein (other than trade credit in the ordinary course and other than by ownership of less than two percent (2%) of the stock of a publicly held corporation that is held strictly as a passive investment) or rendering any direct or indirect material service or material assistance to any Person.

          (b) Seller acknowledges and agrees that Buyer would be irreparably damaged if Seller or any of its Affiliates were to engage in the Restricted Business in violation of the provisions of this Section 9.8 or otherwise breach the provisions of this Section 9.8 (the "Restrictive Covenants") and that such
                                         ---------------------
breach by Seller or any of its Affiliates would result in a significant loss of goodwill by Buyer in respect of the Business. Seller currently has customers throughout the United States and Canada who purchase goods manufactured in the Business. Seller acknowledges that Buyer intends to devote significant resources to develop and expand its customer base in the United States and Canada for products manufactured in the Business. Seller further acknowledges and agrees that the Restrictive Covenants were a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and Buyer would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties if Seller or any of its Affiliates breached the provisions of this Section 9.8. Seller agrees that the Restrictive Covenants are reasonably designed to protect Buyer's substantial investment in the Business and the goodwill associated therewith and are reasonable with respect to their duration, geographical area and scope and that money damages would not adequately compensate Buyer for a breach thereof, notwithstanding the availability of, or Buyer's resort to, any such damages pursuant to this Agreement.

          (c) If, at the time of enforcement of any of the provisions of this
Section 9.8, a court determines that the restrictions stated in this Section 9.8 are unreasonable under the circumstances then existing, then the parties hereto agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated unreasonable period, scope or area. The parties further agree that such court shall be allowed to revise the restrictions contained herein to cover such reasonable maximum period, scope or geographical area.

          (d) If Seller or any of its Affiliates (the "Restricted Persons")
                                                       ------------------
breaches, or threatens to commit a breach of, any of the Restrictive Covenants, Buyer shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity:

               (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer; and

               (ii) in connection therewith, in the event of an intentional breach of a Restrictive Covenant by Seller, the right and remedy to require the Restricted Persons to account for and pay over to Buyer any profits derived or received by the Restricted Persons as the result of any transactions constituting a breach of the Restrictive Covenants.

          (e) In the event of any breach or violation by Seller or any of its Affiliates of any of the Restrictive Covenants, the time period of such covenant shall be tolled until Seller or such Affiliate has ended such breach or violation.

          9.9  Regulatory Compliance Cooperation.  Seller and Buyer shall
               ---------------------------------
cooperate with each other and provide each other with all information and documentation reasonably necessary to (i) permit the preparation and filing of all documentation required to be filed with the Securities and Exchange Commission or any state securities commission in connection with the transactions contemplated hereby and (ii) permit the preparation and filing of any documentation required by any other regulatory authority in connection with the transactions contemplated hereby. Such cooperation shall include, but not be limited to, access to the books and records of such party relating to the Business, delivery of historical financial statements for the Business and access to relevant personnel but shall exclude information with respect to actual steel purchase prices (with it being understood and agreed that each party shall reimburse the other party for such other party's reasonable out-of-pocket expenses incurred in connection therewith). In furtherance of the foregoing, Seller acknowledges that Buyer will (at Buyer's expense) cause Deloitte & Touche to conduct an audit of the Business for at least the nine-month period ending October 4, 1998 and that the provisions of this Section 9.10 shall be fully applicable in connection therewith.

          9.10  Expenses.  Except as otherwise expressly provided in this
                --------
Agreement (including Section 2.7, Section 5.8 (with respect to certain administrative costs in connection with ISRA), Section 5.9(a) (with respect to title matters), Section 5.9(b) (with respect to survey matters), Section 8.6 (with respect to Hart-Scott-Rodino Act filing fees), Section 9.7 (with respect to Taxes that may be imposed on the sale and transfer of the Purchased Assets)),
Section 10.2(a) and Section 10.2(c)), each party hereto shall pay all of its own costs and expenses (including attorneys', accountants' and investment bankers' fees and other out-of-pocket expenses) in connection with the negotiation and execution of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Without limiting the foregoing, each party shall pay its own expenses incurred in connection with its efforts to satisfy the conditions to the other party's obligation to consummate the transactions contemplated hereby.

          9.11  Confidentiality.  Buyer acknowledges that certain information
                ---------------
provided to it by Seller in connection with the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. If the transactions contemplated hereby are not consummated, Buyer shall continue to be bound by the provisions of the Confidentiality Agreement in accordance with the terms thereof. Effective as of the Closing, the Confidentiality Agreement shall terminate. Whether or not the transactions contemplated hereby are consummated, Seller shall return to Buyer and keep confidential all information and materials regarding Buyer reasonably designated by Buyer (whether before or after the date of this Agreement) as confidential (except to the extent (i) disclosure of such information is required by law, (ii) the information was previously known to Seller, (iii) the information becomes publicly known except through the actions or inactions of Seller or (iv) the information is acquired from a third party under no obligation of confidentiality to Buyer with respect thereto). If the transactions contemplated hereby are consummated, Seller shall maintain as confidential and shall not use in a manner detrimental to Buyer or disclose (except as required by law, as authorized in writing by Buyer, or to the extent such information becomes publicly known except through the actions or inactions of Seller or to the extent such information is acquired from a third party under no obligation of confidentiality to Buyer with respect thereto) any confidential or proprietary information or material which relate to the Business and does not relate to any business of Seller other than the Business. In the event Seller is required by law to disclose any confidential information, Seller shall promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with Buyer to preserve the confidentiality of such information consistent with applicable law. Nothing in this Section 9.11 shall prohibit use or disclosure of information to the extent such use or disclosure is necessary to enforce rights hereunder or under the other Transaction Agreements.

          9.12  Signage.  Not later than 90 days after the Closing Date,
                -------
Buyer shall remove (at Buyer's expense) all signage on or from the exterior of the Plants and from all material equipment that is used outside the Plants which display Seller's name or trademark(s). For 180 days after the

Closing Date, Buyer shall have the right without further expense to utilize existing packaging, shipping and other materials which display Seller's name or trademark and shall cease using such packaging, shipping and other materials at the end of such 180 days.

          9.13  Confidentiality Agreements.  At the Closing, Seller shall
                --------------------------
assign to Buyer all of its rights under all confidentiality agreements with prospective bidders entered into in connection with the process leading to the sale of the Business to the extent that such agreements relate to the Purchased Assets or Transferred Employees. In addition, Seller shall use all reasonable efforts to obtain the return or destruction promptly of all confidential information delivered to prospective buyers, and will not release any prospective buyers from their obligations under any such confidentiality agreements.

          9.14  Further Transfers; Transition Assistance.
                ----------------------------------------

          (a) After the Closing, Seller and Buyer each shall execute and deliver such further instruments of conveyance and transfer and take such additional action as the other party may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities (including with respect to obtaining all licenses, permits, authorizations, accreditations and consents necessary or desirable in connection therewith), and Seller shall execute such documents as may be reasonably requested by Buyer to assist Buyer in preserving or perfecting its rights in the Purchased Assets.

          (b) Each of the parties hereto agrees that (i) so long as any of the books, records or files of the Business remain in existence and are under its direct or indirect control, the other party shall have the right to inspect and to make copies (at its expense and upon reasonable notice to the other party) of the same at any time during normal business hours with respect to any Tax matters or other audits and any pending or threatened litigation (including in connection with Seller's defense and/or settlement of the Finger Lakes Packaging
                                                          ----------------------
litigation), other than any litigation in which the other party is adverse to such party, to which it is or may be a party and which relates to its past or current ownership or operation of the Purchased Assets or the Business or for any similar proper purpose and (ii) it also shall direct and grant permission to each officer or employee reasonably designated by the other party to participate in any such litigation, including the Finger Lakes Packaging litigation, if necessary or appropriate, in order that the other party may defend or settle such litigation, including but not limited to providing affidavits, answers to interrogatories, documents, depositions and trial testimony regarding the matters that are the subject of such litigation (it being understood that, unless the other party is entitled to indemnification from such party, the other party shall reimburse such party for the reasonable time, travel and expenses associated with making such individuals available). Neither of the parties hereto will destroy, without first having offered to deliver to the other party, any of such books, records and files for a period of seven years after the Closing Date, provided that each party shall retain any books, records or files
              --------
containing any information it has collected or maintained pursuant to Environmental Laws (or shall turn them over to the other party to retain) until the other party has no further liability under Section 9.3.

          (c) Seller shall take any and all reasonably appropriate action to encourage customers, suppliers, employees, lessors and other business associates to maintain the same business relationships with Buyer in connection with the Business after the Closing Date as were maintained with Seller prior to the date of this Agreement in connection with the Business.

          (d) During the one year period after the Closing Date, Seller will provide reasonable assistance (including but not limited to the preparation and/or execution of forms, notifications or other communications) and its consent, in each case as reasonably necessary and as reasonably requested by Buyer, to assist Buyer in the obtaining, transfer or reissuance in Buyer's or a Buyer Party's name of draft or final local, state and federal environmental permits, licenses and certifications necessary for Buyer to conduct the Business. During the one year period after the Closing Date, Seller will also use commercially reasonable efforts to provide such reasonably obtainable non-privileged documentation or information which is in existence as of the Closing Date and is in the possession of Seller or Seller's consultant (and not in the possession of Buyer or its consultant) as Buyer reasonably requests in connection with the transition of the Business to Buyer.

          9.15  License and Technical Assistance.  To the extent any Business
                --------------------------------
Proprietary Rights are not included in the Purchased Assets and are not identified in Part C of the Business Proprietary Rights Schedule ("Retained
                                                                   --------
Proprietary Rights") and to the extent Seller is permitted to do so, Seller
------------------
hereby grants to Buyer a nonexclusive, perpetual, irrevocable, worldwide, royalty-free license, with the right to transfer or sublicense, to make, have made, use, sell, offer for sale, import, export, reproduce and make derivative works of any item, product or service that incorporates any Retained Proprietary Rights in conjunction with the Business; provided that the scope of such license
                                         --------
shall not exceed Seller's rights to license such Retained Proprietary Rights.

          9.16  Seller's Obligations With Respect To Illinois Site Remediation
                --------------------------------------------------------------
Program.
-------

          (a) Seller shall, promptly upon Closing, commence, diligently undertake and use commercially reasonable efforts to complete promptly, all work reasonably necessary under the Illinois Site Remediation Program ("SRP") (Title
                                                                   ---
XVII of the Illinois Environmental Protection Act, 415 ILCS 5/58 et seq.; 35 Ill. Adm. Code Part 740) to obtain written No Further Remediation Letters ("NFR
                                                                            ---
Letters") from the Illinois Environmental Protection Agency ("IEPA") for
-------                                                       ----
contamination known and suspected as of the Closing in the following areas at the Owned Plants: (i) the former solvent still, drum storage and drum flattening area at the Plant located at 4100 West 42nd Place, Chicago, Illinois, identified as Issue 2 in the Phase I Environmental Site Assessment Findings Summary prepared by Environmental Resources Management, Inc. ("ERM"), dated May
                                                               ---
20, 1996 and included as the "Area of Concern" on Figure 2 of the Site Remediation Program Application and Services Agreement dated October 23, 1997 for 4100 West 42nd Place, filed by Keramida Environmental on behalf of Alltrista Corporation ("Prior SRP Application"); and (ii) the former outside drum storage area, including the portion of such area that is beneath the new drum storage building, at the Plant located at 12701 South Ridgeway Avenue, Alsip, Illinois, identified as Item 4 in the Environmental Site Assessment Summary Sheets prepared by ERM, dated May 12, 1994, and, to the extent necessary to obtain such NFR Letters, any migration of such contamination (whether via soil or groundwater) from the above areas (collectively the "Subject Areas").
                   -------------

          (b) Seller shall use commercially reasonable efforts, acting diligently, to obtain and record an NFR Letter for each Subject Area within one year after the Closing Date. With the exception of soil and groundwater investigatory work (costs for which are governed by subsection (c)(ii) and (f), below), Seller shall perform all such work, including without limitation all reasonably necessary legal, administrative, procedural and technical actions, at its sole cost and expense.

          (c) Tasks to be undertaken (using commercially reasonable efforts) by Seller, acting diligently and reasonably, promptly after Closing, include without limitation the following:

               (i) Within 30 days after Closing, submit Site Remediation Program Applications and Review and Evaluation Services Agreements, naming Seller as "Remedial Applicant", to enroll the Subject Areas into the SRP in a manner that: (A) identifies as "Remediation Sites" (as that term is defined under the SRP) the Subject Areas; and (B) identifies all Recognized Environmental Conditions and all Contaminants of Concern (as those terms are defined under the SRP) known or suspected as of the Closing to be associated with the Subject Areas as of the Closing (with respect to the Plant located at 4100 W. 42nd Place, Seller may satisfy its obligation set forth in the preceding sentence by indicating to the IEPA that Seller will proceed as the Remedial Applicant under the Prior SRP Application, provided such procedure is authorized by the IEPA);

               (ii) Conduct, in reasonable consultation with Buyer and reasonably taking account of Buyer's input, such focused site investigations to delineate the vertical and horizontal extent of Contaminants of Concern associated with the Subject Areas as are reasonably necessary to obtain the NFR Letters, the reasonable costs and expenses of such investigation to be shared equally by Seller and Buyer. Seller shall submit a work plan for such investigations with respect to each Subject Area to the IEPA within 20 days after the IEPA approves the Application and Agreement for such Subject Area and Seller shall upon receiving IEPA's concurrence thereafter diligently pursue such investigations to completion;

               (iii) Conduct such remediation measures or make such demonstrations as are necessary to obtain NFR Letters for the Subject Areas;

               (iv) Prepare and submit all documents, correspondence and reports to the IEPA and pay all IEPA fees and expenses as required under the SRP and respond to all IEPA comments, questions and requests for information in a manner sufficient to receive NFR Letters for the Subject Areas; and

               (v) Record, at Seller's sole cost and expense, the NFR Letters with the Office of the Recorder and Registrar of Titles for Cook County, as required under the SRP.

          (d) Without limiting the generality of Sections 9.4(f), (g), and (h) hereof, and subject to the review, approval and other rights granted to Buyer elsewhere in this Section 9.16, Buyer shall reasonably cooperate to provide consents and site access reasonably requested by Seller in connection with Seller's efforts to obtain NFR Letters for the Subject Areas.

          (e) The conduct, control and completion of the activities required of Seller under this Section 9.16 are governed by Section 9.4(f), (g), and (h) of this Agreement (except to the extent inconsistent with this Section 9.16). For purposes thereof, Seller shall be the party undertaking Principal Management.

          (f) Seller shall undertake reasonably diligent efforts to obtain each NFR Letter without proposing or agreeing to the use of an engineered barrier (as defined in 35 Illinois Administrative Code section 742.200 and Part 742, Subpart K) as an institutional control under 35 Illinois Administrative Code section 742.1000(a)(4). At a minimum, Seller shall, prior to proposing or agreeing to such use, make a reasonable attempt to demonstrate compliance with remedial objectives by collecting and analyzing soil samples in a manner which meets the soil sample averaging requirements at 35 Illinois Administrative Code section 742.225 (c), section 742.225(d) and section 742.225(e), the cost of which sampling and analysis (but not any related filings with or negotiations with IEPA) shall be shared equally by Buyer and Seller. As to institutional controls other than engineered barriers, Seller must notify Buyer and receive the Buyer's prior approval (such approval not to be unreasonably withheld or delayed) before Seller may employ such other institutional controls (to the extent such other institutional controls are allowed under SRP and TACO) to obtain NFR Letters for the Subject Areas. In any event, any institutional controls with respect to the Subject Areas, shall be reasonable in scope and extent (taking into reasonable account the interests of both Buyer and Seller). For purposes of the immediately preceding sentence, reliance upon Industrial/Commercial property use (as set forth in 35 Illinois Administrative Code section 742.1000(a)(1)) and reliance upon an ordinance or a site-specific restriction prohibiting the use of ground water for potable purposes (as set forth in 35 Illinois Administrative Code sections 742.1000(a)(6), 742.320, 742.1000(c), and 740.440(c)) shall be deemed to be reasonable institutional controls and use of a target cancer risk greater than 1 in 1,000,000 or a target hazard quotient greater than 1 (as set forth in 35 Illinois Administrative Code sections 742.1000(a)(2) and (a)(3)) shall not be deemed to be reasonable institutional controls.

          (g) With respect to each Subject Area, in the event that (A) Seller obtains and records an NFR Letter by the date one year after the Closing Date ("NFR Deadline") (or by such extended deadline (not to exceed an additional two years in the case of a groundwater remediation or monitoring program and not to exceed an additional year in all other cases) as may prove to be reasonably necessary to satisfy remediation or monitoring requirements due to circumstances not reasonably within the control of Seller, such extension subject to the approval of Buyer (such approval not to be unreasonably withheld or delayed)) ("the Extended NFR Deadline"), such deadline (whether the NFR Deadline or the Extended NFR Deadline, as appropriate) to be further extended by the length of any periods that Seller is unable to obtain or record an NFR Letter as a result of the failure of Buyer pursuant to subsection (d) above, or other owner of the Subject Area, to reasonably cooperate to provide consents and site access reasonably requested by Seller in accordance with this Section 9.16 (an "Owner Obstruction") (an NFR Letter obtained by the deadline prescribed in this clause (A) being hereinafter referred to as a "Timely NFR Letter"), and (B) such Timely NFR Letter has not thereafter been voided pursuant to 35 Illinois Administrative Code section 740.625(a)(1), (2), (3), (4), (5), (7), or (8) by virtue of Seller's conduct hereunder, any Environmental Matter arising out of the environmental contamination known or suspected at such Subject Area as of the Closing Date, excluding costs and expenses as to which Seller otherwise has responsibility under this Section 9.16, shall be treated as an Unknown Environmental Matter. With respect to each Subject Area, any Environmental Matter arising out of such environmental contamination known or suspected at such Subject Area shall be treated as a Known Environmental Matter if (C) Seller fails to obtain and record a Timely NFR Letter, or (D) a Timely NFR Letter is thereafter voided as set forth in clause (B) above.

          9.17  U.S. Eagle Access.  After the Closing, Buyer shall afford,
                -----------------
and shall cause its Affiliates, officers, directors, employees, and, until the tenth anniversary of the Closing Date, shall use commercially reasonable efforts to cause its successors and all assigns to afford, to U.S. Eagle Litho, Inc. and U.S. Eagle Corporation and their Affiliates, employees, contractors, engineers, consultants and other representatives, reasonable access to the Real Property with respect to the Leased Plant at #6 Litho Road, Trenton, New Jersey, for the purpose of performing their obligations under ISRA and the Prior Operator Agreement dated January 19, 1995 from U.S. Eagle Litho, Inc. and U.S. Eagle Corporation to Seller with respect to such Real Property, it being understood that such access shall not unreasonably interfere with ongoing operations at such Plant. Any breach of Buyer's obligations hereunder as to any successor or assign shall be treated under Section 9.2 as a breach of a representation and warranty by Buyer (without regard to any time limitations in Section 9.1), not a breach of a covenant by Buyer.


                                  ARTICLE X

                               EMPLOYEE MATTERS

          10.1  Employee and Related Matters.
                ----------------------------

          (a) Transferred Employees.  As of the Closing Date, Buyer shall offer
              ---------------------
employment to all employees of Seller who are actively employed in the Business as of the Closing Date (the "Active Employees"), any other Business Employees
                             ----------------
(as defined below) on short term disability, worker's compensation leave or a leave granted pursuant to the Family and Medical Leave Act who return to active employment within three months after the Closing Date and any other Business Employees who have reemployment rights under applicable law or the terms of any Collective Bargaining Agreement. Any employees of Seller in the Business who, as of the Closing Date, are absent from active employment with Seller for any reason (including as a result of layoff, leave of absence, disability, illness or injury) shall be referred to herein as "Inactive Employees" and, together
                                           ------------------
with the Active Employees, the "Business Employees."  The Employee Schedule
                                ------------------        -----------------
attached hereto sets forth a list of all Active Employees and all Inactive Employees as of the date of this Agreement indicating with respect to all Inactive Employees the general reason for such leave, the beginning date and estimated end date of such leave and whether such employee has reemployment rights under a Collective Bargaining Agreement or applicable law. The Business Employees who become employed by Buyer shall be referred to herein as "Transferred Employees." Buyer shall employ each Transferred Employee who was a
----------------------
salaried employee of Seller at a substantially similar base salary level that was provided to such salaried Transferred Employee by Seller immediately prior to the Closing, and shall provide each such salaried Transferred Employee with employee benefits comparable in all material respects to those received by Buyer's similarly situated salaried employees as of the Closing Date (with it being understood, however, that Buyer may modify such salary level or such benefits at any time subsequent to the Closing Date) and, for purposes of Buyer's vacation programs, sick pay programs and other benefit programs for which ordinary course accruals are included in the Assumed Liabilities, Buyer shall give Transferred Employees credit for their service with Seller as indicated on the Employee Schedule and, in the case of any group medical plan maintained by Buyer, Transferred Employees shall be given credit for their service under a corresponding Seller Employee Benefit Plan for purposes of applying any pre-existing condition limitations, any waiting periods or evidence of insurability requirements and shall be given credit under any such plan for amounts paid under a corresponding Seller Employee Benefit Plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of such plans. Nothing in this Agreement other than Buyer's assumption of the Collective Bargaining Agreements shall limit Buyer's ability to terminate the employment of any Transferred Employee after the Closing Date at any time and for any reason, including without cause.

          (b) Seller Employee Benefit Plans.  Notwithstanding any other
              -----------------------------
provision of this Agreement but subject to Section 2.3(ii), on and after the Closing Date Seller shall retain the sponsorship of all Seller Employee Benefit Plans or policies (other than the Multiemployer Plans) and all assets of and liabilities attributable to the Seller Employee Benefit Plans and Multiemployer Plans (other than liabilities attributable to Buyer's contributions to, and participation in, the GCIU Pension Fund on and after the Closing Date), including any obligations, liabilities or commitments with respect to the Transferred Employees arising under Part 6 of Title I of ERISA and Section 4980B of the Code relating to any qualifying event occurring before the Closing Date. Except with respect to the obligation to contribute to the GCIU Pension Fund as provided under Section 10.2(a), Buyer shall have no right, title, interest, obligation, duty or liability with respect to the Seller Employee Benefit Plans or Multiemployer Plans or any other "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) that is maintained or contributed to by (or required to be maintained or contributed to by) any Person that, together with Seller, is at any time treated as a single employer under Section 414 of the Code (each such employee pension benefit plan, an "ERISA Affiliate Plan"),
                                                       --------------------
and Seller shall indemnify and hold Buyer harmless against, in accordance with
Section 9.2(c) through (g), all claims, suits, damages, losses, costs and expenses arising out of the liabilities, obligations or commitments with respect to the Seller Employee Benefit Plans, Multiemployer Plans (other than liabilities attributable to Buyer's contributions to, and participation in, the GCIU Pension Fund on and after the Closing Date), and the ERISA Affiliate Plans (including with respect to any severance pay plans or policies).

          (c) Benefit Arrangements for Transferred Employees.  Seller shall make
              ----------------------------------------------
employer contributions under Seller's Savings Plans for the plan year ending December 31, 1998 on behalf of each Transferred Employee who (i) was a participant in Seller's Savings Plans on the Closing Date, (ii) is employed by Buyer or any entity that is in the same controlled group as Buyer (as determined under Section 414 of the Code) as of December 31, 1998, and (iii) would have been entitled to such a contribution under Seller's Savings Plans if he or she were employed on December 31, 1998 by Seller or any entity that is in the same controlled group as Seller; provided, however, that the employer contributions to be made pursuant to this provision shall be solely for the period commencing on January 1, 1998 and ending on the Closing Date and shall take into account only eligible compensation earned by Transferred Employees during such period. The contributions described in the preceding sentence shall be made within the time permitted by applicable law. Seller shall fully vest all Transferred Employees in their account balances under Seller's Savings Plans.

          (d) Other Matters.  Seller shall be responsible for, and shall
              -------------
indemnify Buyer and hold Buyer harmless against, in accordance with Section 9.2(c) through (g), all liabilities, obligations and commitments relating to:
(i) compensation of the Transferred Employees relating to periods prior to the Closing Date or arising as a result of the transactions contemplated by this Agreement, including severance compensation and bonus payments (other than payments of Assumed Liabilities set forth in Section 2.3(ii)); and (ii) payments attributable to any accrued and unpaid vacation, holiday and sick days or similar compensated time-off to which the Transferred Employees are entitled with respect to all periods of service as of the Closing Date under any vacation, holiday, sick day or similar policy or practice of Seller in effect immediately preceding the Closing Date (other than payments of Assumed Liabilities set forth in Section 2.3(ii)).

          (e) Mutual Cooperation.  Seller shall provide promptly to Buyer, at
              ------------------
Buyer's reasonable request and to the extent permitted by law, any information or copies of personnel records held by Seller or available upon request by Seller (including addresses, dates of birth, dates of hire and dependent information) relating to the Transferred Employees or relating to the service of Transferred Employees with Seller (and Predecessor Parties, as applicable) prior to the Closing Date. Seller and Buyer shall each cooperate with each other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this Section 10.1.

          (f) WARN Obligations.  Buyer shall comply with any WARN Obligations
              ----------------
with respect to Transferred Employees which arise solely out of actions taken by Buyer on or after the Closing Date.

          (g) Workers' Compensation Administration  Seller shall retain the
              ------------------------------------
obligation to administer and process workers' compensation claims relating to Transferred Employees where such claims relate to injuries occurring before the Closing Date.

          10.2  Liability for Certain Employee Benefits Matters.
                -----------------------------------------------

          (a) Defined Benefit Pension Plans.  Seller shall retain and Buyer
              -----------------------------
shall not assume any liabilities or obligations under any Seller Employee Benefit Plan that is a "defined benefit plan" (as such term is defined under
Section 3(35) of ERISA), other than the liability to make on-going payments to the Local No. 458-3M Graphic Communications International Union Supplemental Retirement and Disability Fund (the "GCIU Pension Fund") as expressly required
                                     -----------------
with respect to Group D employees under the collective bargaining agreement between U.S. Can Chicago Litho and the Chicago Local No. 458-3M Graphic Communications International Union as in effect between May 1, 1998 through April 30, 2002 (the "Casper GCIU CBA") which liability Buyer shall assume and
                     ---------------
pay. Effective as of the Closing Date, Seller shall amend Seller's Pension Plan to provide that Covered Union Employees shall be given service credit under Seller's Pension Plan for vesting and benefit accrual purposes for the period beginning on the Closing and ending on April 30, 2002 for the Casper GCIU Covered Union Employees or ending on March 21, 2001 for the Casper USW Covered Union Employees. At the Closing, Buyer shall pay Seller $296,128, which amount represents the estimated present value of the liability that will arise under the United States Can Company Pension Plan ("Seller's Pension Plan") as a result
                                             ---------------------
of the amendment of Seller's Pension Plan effective as of the Closing Date to provide credit for vesting and benefit accrual service for Transferred Employees who participate in Seller's Pension Plan as of the Closing and who are covered by the Casper GCIU CBA or the collective bargaining agreement between U.S. Can Company Chicago Metal Services and United Steelworkers of America Local Union 3911-11, AFL-CIO, as in effect between March 21, 1997 through March 21, 2001 (the "Casper USW CBA") (collectively, the "Covered Union Employees"), as if such
      --------------                       -----------------------
Covered Union Employees remained employed by Seller until April 30, 2002 (for the Casper GCIU Covered Union Employees) or March 21, 2001 (for the Casper USW Covered Union Employees), it being understood that such determination is final and binding on the parties and shall not be adjusted based on actual liabilities. Buyer and Seller shall share equally the costs and expenses of Buck Consultants in connection with making the estimates referred to in this
Section 10.2(a). Seller shall provide benefits under Seller's Pension Plan to any Casper GCIU Covered Union Employee who terminates employment with Buyer on or prior to April 30, 2002 or any Casper USW Covered Union Employee who terminates employment with Buyer on or prior to March 31, 2001, including but not limited to, termination of employment by reason of retirement, death or disability, as if such employee had terminated employment for such reason and at such time from Seller. Seller shall provide benefits under Seller's Pension Plan to Covered Union Employees who terminate employment with Buyer subsequent to the expiration date of the applicable Collective Bargaining Agreement under the provisions of Seller's Pension Plan which are applicable to participants who are eligible to receive deferred vested, early or normal retirement benefits and, solely for purposes of determining whether a Transferred Employee is eligible for early or normal retirement under Seller's Pension Plan (and not for any other purpose, including vesting and benefit accrual), the Transferred Employee's service with Buyer after the expiration of the applicable Collective Bargaining Agreement shall be taken into account as service under the Seller's Pension Plan. To enable Seller to determine the appropriate benefits payable under Seller's Pension Plan, Buyer shall notify Seller in writing of any Covered Union Employee who terminates employment with Buyer and the reason for such termination.

          (b) Retiree Medical.  Seller shall retain, pay when due and indemnify
              ---------------
Buyer against, in accordance with Section 9.2(c) through (g), and Buyer shall not assume, any liability or obligation of Seller or its Affiliates for retiree medical benefits for any current or future retirees or terminated employees of Seller who become Transferred Employees (and their covered dependents), including, but not limited to, those to be provided pursuant to the terms of a Collective Bargaining Agreement, and Seller shall provide Transferred Employees (and their covered dependents) who retire from Buyer such benefits in accordance with the terms of any applicable Collective Bargaining Agreements and Seller's Employee Benefit Plans as in effect at Closing, as if such employees had retired from Seller.

          (c) Pre-Existing Medical Conditions. The Purchase Price paid by Buyer
              -------------------------------
at Closing has been reduced by $628,000, which amount represents one half of the estimated present value of certain future medical costs and expenses which are expected to be incurred by or with respect to Transferred Employees and their covered dependents. Seller shall not be obligated to pay Buyer any further amounts regardless of any inaccuracy in such estimates. It is agreed between the parties that the amount provided for in this Section 10.2(c) was calculated by Athens Insurers, whose services were engaged by Buyer and agreed to by Seller after its review and that Buyer and Seller shall share equally the fee of Athens Insurers and costs and fees of other insurance brokers and agencies incurred in connection with making and verifying the estimates referred to in this Section 10.2(c). Buyer shall be solely responsible for, shall pay when due, and shall indemnify Seller and its Affiliates in accordance with Section 9.2(c) through
(g) against, any obligations, duties and liabilities with respect to medical claims incurred by or with respect to Transferred Employees and their covered dependents on and after the Closing Date.

          (d) Inactive Employees.  Without limiting the foregoing and except as
              ------------------
expressly provided otherwise, Seller shall indemnify Buyer in accordance with
Section 9.2(c) through (g) with respect to any liabilities incurred by Buyer under any Collective Bargaining Agreement with respect to any Inactive Employee, where such liabilities are incurred prior to the date, if any, that each such employee returns to active employment.

          10.3  Liability for Other Welfare Benefits.  Seller shall retain and
                ------------------------------------
be solely responsible for all, shall pay when due and indemnify Buyer against, in accordance with Section 9.2(c) through (g), and Buyer shall not assume, any obligations, duties and liabilities of Seller or its Affiliates with respect to the Business relating to any claims for severance pay, vacation pay, death, disability or other welfare benefits payable under any Seller Employee Benefit Plan or Collective Bargaining Agreement as a result of facts or actions existing prior to the Closing Date or which are provided to any person (or a dependent thereof) prior to such person becoming a Transferred

Employee, except to the extent such liabilities are Assumed Liabilities or are assumed by Buyer pursuant to Section 10.2(c).

          10.4  Assumption of Collective Bargaining Agreements.  On and after
                ----------------------------------------------
the Closing Date, Buyer shall assume and shall pay and perform when due all liabilities and obligations under the Collective Bargaining Agreements, including but not limited to, any service credits or benefit accruals under such agreements (which, as limited by the following, shall be Assumed Liabilities for the purposes of this Agreement). Notwithstanding the foregoing, Seller shall retain and pay when due, and shall indemnify Buyer against, in accordance with
Section 9.2(c) through (g) and Buyer shall not assume or in any way become liable for (all of which shall be Excluded Liabilities for all purposes of this Agreement):

          (a) any liability or obligation of Seller or any of its Affiliates or Predecessor Parties for any breach, grievance, or unfair labor practice by Seller or any of its Affiliates or Predecessor Parties thereunder existing prior to the Closing (or any status, fact, circumstance or condition existing prior to the Closing Date that, but for the giving of notice or passage of time, would constitute a breach, grievance, or unfair labor practice thereunder);

          (b) any liabilities or obligations of Seller or any of its Affiliates or Predecessor Parties with respect to terminated collective bargaining agreements and collective bargaining relationships previously in effect at the closed Plant located at 12701 S. Ridgeway Avenue, Alsip, Illinois; and

          (c) any other liability or obligation for which Seller is responsible under Section 10.1, 10.2 or 10.3 of this Agreement.

Notwithstanding the foregoing, Buyer agrees that it will be responsible for any bargaining obligation that may arise out of its actions taken with respect to employment at the Plant located at 12701 S. Ridgeway Avenue, Alsip, Illinois if Buyer determines to reopen that Plant and further agrees to indemnify and hold Seller harmless pursuant to Section 9.2(c) through (g) for any Losses which may arise out of any such actions (other than Losses that may arise with respect to any Excluded Asset or Excluded Liability or with respect to which Seller has agreed to indemnify Buyer).

          10.5  Survival.  The obligations set forth in Article X shall survive
                --------
the Closing and exist indefinitely.

                                  ARTICLE XI

                                 MISCELLANEOUS

          11.1  Termination.
                -----------

          (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time (but not later than the Closing Date):

               (i) by mutual written consent of Seller and Buyer;

               (ii) by Seller, if through no material fault of Seller, the Closing shall not have occurred on or prior to November 30, 1998;

               (iii) by Buyer, if through no material fault of Buyer, the Closing shall not have occurred on or prior to November 30, 1998; or

               (iv) by either party if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

          (b) In the event of the termination of this Agreement by any party as above provided, this Agreement shall forthwith become void and no party shall have any liability hereunder, including any liability for damages, except pursuant to Sections 11.6 (with respect to public announcements) and 9.10 (with respect to each party bearing its own expenses), the provisions of which shall survive any termination of this Agreement, and except that each party shall be liable for any prior willful breach by such party of such party's representations, warranties or covenants hereunder and such liability shall also survive the termination of this Agreement. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

          11.2  Amendment and Waiver.  This Agreement may be amended, or any
                --------------------
provision of this Agreement may be waived; provided that any such amendment or
                                           -------- ----
waiver shall be binding upon Seller only if set forth in a writing executed by Seller and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon Buyer only if set forth in a writing executed by Buyer and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement and a waiver of any provision by any party on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

          11.3  Equitable Remedies.  The parties hereto acknowledge that the
                ------------------
Business and the Purchased Assets are unique and that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction and appropriate equitable relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement.

          11.4  Assignment.
                ----------

          (a) This Agreement will inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns, except as provided in subsections (b) and (c) below (with it being understood that each party shall cause any Person with whom such party merges or to whom such party transfers (in one transaction or in a series of related transactions) substantially all of its operating assets to assume all of such party's obligations hereunder (other than, in the case of a transfer by Seller to a third party, Section 9.8 hereunder) as a condition precedent to any such transaction).

          (b) Seller may not assign any of its duties or obligations hereunder without the prior written consent of Buyer (which consent shall not be unreasonably withheld), except that Seller may assign (without Buyer's prior consent) its rights and obligations hereunder in the manner contemplated in the parenthetical in Section 11.4(a).

          (c) Buyer may not assign any of its rights or obligations hereunder, except that:

               (i) prior to the Closing Date, Buyer may assign any of its rights hereunder in whole or in part to any Person that is an Affiliate of Buyer without Seller's prior consent (a "Pre-Closing Assignment"). If Buyer
                                        ----------------------
     makes a Pre-Closing Assignment to one of its Affiliates, Seller shall be obligated to convey all (or such portion as shall be designated by Buyer) of the Purchased Assets to such Affiliate assignee;

               (ii) after the Closing Date, Buyer may assign (without Seller's prior consent) to any Person which acquires a Plant (and the related business) any of Buyer's related rights hereunder related to such Plant and may assign (without Seller's prior consent) to any Person which acquires the Business from Buyer all of Buyer's rights hereunder;

               (iii) Buyer may assign (without Seller's prior consent) its rights hereunder in the manner provided in the parenthetical in Section 11.4(a); and

               (iv) Buyer may otherwise assign any of Buyer's rights hereunder with the consent of Seller (which consent shall not be unreasonably withheld or delayed).

          No assignment by Buyer (or any of its successors or any assigns) shall increase or otherwise affect the obligations of Seller hereunder or reduce or otherwise affect the rights of Seller hereunder. No assignment by Buyer (or any of its successors or any assigns) of any of its rights or obligations hereunder shall relieve Buyer of, or otherwise affect, Buyer's obligations hereunder.

          11.5  Notices.  All notices, demands and other communications to be
                -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) one business day after being sent by telecopy (with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or
(iii) three business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to Seller and Buyer shall be sent to the addresses indicated below:

          Notices to Seller:
          -----------------

          United States Can Company
          900 Commerce Drive
          Oak Brook, Illinois  60523
          Attention:  Vice President, General Counsel
                      and Secretary
          Telephone:  (630) 571-2500
          Telecopy:   (630) 572-0822

          with a copy to:
          --------------
          (which shall not constitute notice to Seller)

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois  60603
          Attention:  Frederick B. Thomas
          Telephone:  (312) 701-7035
          Telecopy:   (312) 701-7711

          Notices to Buyer:
          ----------------

          BMAT, Inc.
          3480 Preston Ridge
          Suite 350
          Alpharetta, Georgia  30005
          Attention:  General Counsel and Secretary
          Telephone:  (770) 645-4829
          Telecopy:   (770) 587-0186

          with a copy to:
          --------------
          (which shall not constitute notice to Buyer)

          Kirkland & Ellis
          200 East Randolph Drive
          Suite 5700
          Chicago, Illinois 60601
          Attention: William S. Kirsch, P.C.
          Telephone: (312) 861-2000
          Telecopy:  (312) 861-2200

          11.6  Public Announcements.  Each party may issue press releases or
                --------------------
otherwise make public announcements relating to the transactions contemplated hereby in a form reasonably acceptable to the other party. Except as otherwise permitted in the preceding sentence or in Section 8.3 above or as required by law or any securities exchange, neither party shall make any public announcement relating to the transactions contemplated hereby.

          11.7  Entire Agreement.  This Agreement and the agreements and
                ----------------
documents referred to herein contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way (including, without limitation, that certain letter agreement, dated as of September 11, 1998, by and between Buyer and Seller); provided that this Agreement is in addition to (and not in
             -------- ----
limitation of) the Confidentiality Agreement, which agreement remains in full force and effect (subject to the terms of Section 9.11) until the Closing and shall terminate thereafter.

          11.8  Bulk Transfer Laws.  Buyer hereby waives compliance by Seller
                ------------------
with the provisions of any so-called "bulk transfer" or "bulk sales" or similar laws of any jurisdiction in connection with the sale of the Purchased Assets. Seller agrees to indemnify Buyer (in accordance with Section 9.2(d) through (g)) against any and all Losses which Buyer may suffer due to the failure to so comply or to provide notice required by any such law.

          11.9  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.10  Invalid Provisions.  If any provision of this Agreement is
                 ------------------
held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

          11.11  Governing Law.  THE LAW OF THE STATE OF ILLINOIS SHALL GOVERN
                 -------------
ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

          11.12  Descriptive Headings; Interpretation.  The headings and
                 ------------------------------------
captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation." Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, and (c) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. Unless the context otherwise requires, references to Articles, Sections, Schedules and Exhibits refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement.

          11.13  No Strict Construction.  Notwithstanding the fact that this
                 ----------------------
Agreement has been initially drafted and prepared by one of the parties, Buyer and Seller confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

          11.14  No Third-Party Beneficiaries.  This Agreement is for the sole
                 ----------------------------
benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied (including Article X) shall give or be construed to give any person or entity, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

          11.15  Schedules.  Nothing in any Schedule attached hereto shall be
                 ---------
adequate to disclose an exception to a representation or warranty made in this Agreement unless such Schedule reasonably identifies the exception. No exceptions to any representations or warranties disclosed on one Schedule shall constitute an exception to any other representations or warranties made in this Agreement unless such exception is disclosed as provided herein or expressly referred to on each such other applicable Schedule.

          11.16  DISCLAIMER OF WARRANTIES.  BUYER AGREES THAT, EXCEPT FOR THE
                 ------------------------
REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS CONTAINED IN THIS AGREEMENT, BUYER IS ACQUIRING THE PURCHASED ASSETS WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 6.12(a)), OR ANY OTHER IMPLIED OR EXPRESS REPRESENTATIONS OR WARRANTIES WHATSOEVER, EACH OF WHICH SELLER HEREBY EXPRESSLY DISCLAIMS.

          11.17  Limitation on Assignment of Indemnification Rights.  Except
                 --------------------------------------------------
in conjunction with a transfer of rights permitted by Section 11.4, Seller may not transfer to any other Person the environmental indemnification rights Seller may have with respect to the Purchased Assets or the Plants, including any such rights under any purchase agreements pursuant to which Seller or its Predecessor Parties acquired the Purchased Assets or the Plants.



                    *       *        *         *         *

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.


                              UNITED STATES CAN COMPANY


                              By:
                                 ----------------------------------

                              Title:
                                    -------------------------------

                              BMAT, INC.


                              By:
                                 ----------------------------------
                              Title:
                                    -------------------------------

                         LIST OF DISCLOSURE SCHEDULES
                         ----------------------------


Definitions ....................................... Accounting Policies Schedule
Definitions ............................... Known Environmental Matters Schedule
Definitions ............................ Off-Site Environmental Matters Schedule

Disclosure Schedule 2.1(iii) and 6.14(a) .......... Owned Real Property Schedule
Disclosure Schedule 2.1(iv) and 6.14(b) .......... Leased Real Property Schedule
Disclosure Schedule 2.1(vii) ........................ Assumed Contracts Schedule
Disclosure Schedule 2.1(xiv), 6.6 and 6.21(b) .... Licenses and Permits Schedule
Disclosure Schedule 2.2(v), and 6.12 .................. Excluded Assets Schedule
Disclosure Schedule 2.8 ..................... Purchase Price Allocation Schedule
Disclosure Schedule 6.1 .................................... Subsidiary Schedule
Disclosure Schedule 6.2 .................................. Restrictions Schedule
Disclosure Schedule 6.3 .......................... Financial Statements Schedule
Disclosure Schedule 6.4 ......................... Intracompany Services Schedule
Disclosure Schedule 6.5 .................................... Violations Schedule
Disclosure Schedule 6.7 ....................... Undisclosed Liabilities Schedule
Disclosure Schedule 6.8 ....................... Material Adverse Change Schedule
Disclosure Schedule 6.9 .......................... Certain Developments Schedule
Disclosure Schedule 6.10 ...................... Customers and Suppliers Schedule
Disclosure Schedule 6.11 .................................... Insurance Schedule
Disclosure Schedule 6.12(a) .................................... Assets Schedule
Disclosure Schedule 6.12(b) ...................... Capital Expenditures Schedule
Disclosure Schedule 6.13(a) and (b) ......................... Contracts Schedule
Disclosure Schedule 6.14(a) .................... Permitted Encumbrances Schedule
Disclosure Schedule 6.15 ............................ Personal Property Schedule
Disclosure Schedule 6.16 .................. Business Proprietary Rights Schedule
Disclosure Schedule 6.16; 6.17(a) and (b) .................. Litigation Schedule
Disclosure Schedule 6.18 ..................................... Warranty Schedule
Disclosure Schedule 6.19(a) and 10.1(a) ...................... Employee Schedule
Disclosure Schedule 6.19(a) ................................. Employees Schedule
Disclosure Schedule 6.19(b) ............................. Labor Matters Schedule
Disclosure Schedule 6.20 ............................ Employee Benefits Schedule
Disclosure Schedule 6.21 ..................... Environmental Compliance Schedule
Disclosure Schedule 6.22 ................................. Indebtedness Schedule
Disclosure Schedule 6.23 ........................................ Taxes Schedule
Disclosure Schedule 6.25 ................................ Other Matters Schedule
Disclosure Schedule 6.26 .................................... Year 2000 Schedule
Disclosure Schedule 8.2 ............................. Negative Covenant Schedule

Exhibit 2.7(i)  Baseline Statement and Baseline Statement Accruals